Exhibit 4.1
AMENDED AND RESTATED DECLARATION OF TRUST
AND
TRUST AGREEMENT
OF
BROOKSHIRE RAW MATERIALS (U.S.) TRUST
DATED AS OF                     , 2007
By and Among
BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC,
CSC TRUST COMPANY OF DELAWARE
And
THE LIMITED OWNERS
from time to time hereunder

TABLE OF CONTENTS

ARTICLE I DEFINITIONS; THE TRUST	1
1.01. Definitions	1
1.02. Certain Additional Definitions	6
1.03. Interpretive Principles	7
1.04. Name	8
1.05. Delaware Trustee; Business Offices	8
1.06. Creation and Declaration of Trust	8
1.07. Purposes and Powers	9
1.08. Tax Treatment	9
1.09. General Liability of the Managing Owner	10
1.10. Legal Title	10
1.11. Division of the Trust Into Funds	10
1.12. Commencement of Business	11
1.13. Administrator; Administration Agreement	11
1.14. Custodian(s); Custodian Agreement	11

ARTICLE II THE TRUSTEE	11
2.01. Appointment and Resignation of the Trustee	11
2.02. Powers	11
2.03. Compensation and Expenses of the Trustee	12
2.04. Indemnification	12
2.05. Successor Trustee	12
2.06. Liability of Trustee	13
2.07. Reliance; Advice of Counsel	14

ARTICLE III INTERESTS; CAPITAL CONTRIBUTIONS	14
3.01. General	14
3.02. Establishment of Series, or Funds, of the Trust	16
3.03. Establishment of Classes and Sub-Classes	17
3.05. Managing Owner’s Required Contribution	23
3.06. Assets of Funds	23
3.07. Liabilities of Funds	24
3.08. Distributions	25
3.09. Voting Rights	26
3.10. Equality	26
3.11. Exchange of Units	26

ARTICLE IV THE MANAGING OWNER	27
4.01. Management of the Trust	27
4.02. Authority of Managing Owner	27
4.03. Obligations of the Managing Owner	28
4.04. General Prohibitions	30
4.05. Liability of Covered Persons	32
4.06. Indemnification of the Managing Owner	32
4.07. Expenses	33

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4.08. Fees Payable to the Managing Owner	35
4.09. Valuation of Trust Property	37
4.10. Fiduciary Duty	38
4.11. Other Business of Owners	39
4.12. Voluntary Withdrawal and Removal of the Managing Owner	39
4.13. Litigation	40
4.14. Prevention or Delay in Performance by the Managing Owner	40

ARTICLE V TRANSFERS OF INTERESTS	41
5.01. General Prohibition	41
5.02. Repurchase of Managing Owner’s General Units	41
5.03. Transfer of Limited Units	42

ARTICLE VI DISTRIBUTION AND ALLOCATIONS	45
6.01. Capital Accounts	45
6.03. Allocation of Profit and Loss for United States Federal Income Tax Purposes	45
6.06. Liability for State and Local and Other Taxes	48

ARTICLE VII REDEMPTIONS	49
7.01. Redemption of Units	49
7.02. Redemption of the Managing Owner	51
7.03. Mandatory Redemptions	51
7.04. Exchange of Units	52
7.05. Special Redemption Date	53

ARTICLE VIII LIMITED OWNERS	53
8.01. No Management or Control; Limited Liability	53
8.02. Rights and Duties	53
8.03. Limitation on Liability	55

ARTICLE IX BOOKS OF ACCOUNT AND REPORTS	56
9.01. Books of Account	56
9.02. Annual Reports and Quarterly Statements	56
9.03. Tax Information	56
9.04. Calculation of Net Asset Value and National Net Asset Value of a Fund	56
9.05. Other Reports	57
9.06. Maintenance of Records	57
9.07. Certificate of Trust	57

ARTICLE X FISCAL YEAR	57
10.01. Fiscal Year	57

ARTICLE XI AMENDMENT OF TRUST AGREEMENT; MEETINGS	58
11.01. Amendments to this Agreement	58
11.02. Meetings of the Trust and Funds	60
11.03. Action Without a Meeting	60

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11.04. Solicitation of Votes or Consents	60
11.05. Reliance on Votes or Consents	60

ARTICLE XII TERM	61
12.01. Term	61

ARTICLE XIII TERMINATION	61
13.01. Events Requiring Dissolution of the Trus	61
13.02. Events Requiring Dissolution of a Fund	62
13.03. No Termination Upon Events Related to Limited Owner	62
13.04. Distributions on Dissolution	63
13.05. Termination; Certificate of Cancellation	63

ARTICLE XIV POWER OF ATTORNEY	64
14.01. Power of Attorney	64
14.02. Effect of Power of Attorney	64
14.03. Limitation on Power of Attorney	65
ARTICLE XV MISCELLANEOUS	65
15.01. Governing Law	65
15.02. Provisions In Conflict With Law or Regulations	66
15.03. Construction	66
15.04. Notices	66
15.05. Counterparts	66
15.06. Binding Nature of Agreement	66
15.07. No Legal Title to Trust Estate	67
15.08. Creditors	67
15.09. Integration	67

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AMENDED AND RESTATED DECLARATION
OF TRUST AND TRUST AGREEMENT
     This AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of BROOKSHIRE RAW MATERIALS (U.S.) TRUST (the “Trust”), dated as of                     , 2007 (the “Agreement”), is entered into by and among BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC, a Delaware limited liability company (“Brookshire”), CSC TRUST COMPANY OF DELAWARE, a Delaware corporation, in its capacity as Trustee (“CSC”), and the LIMITED OWNERS (as defined below) from time to time hereunder.
     WHEREAS, the Trust was formed on August 17, 2006 by the execution and filing by the Trustee of the Certificate of Trust and by execution and delivery of that certain Declaration of Trust and Trust Agreement dated August 17, 2006 (the “Original Agreement”) by the Managing Owner and the Trustee;
     WHEREAS, there have not been to date, and there are not as of the date of this Agreement, any Limited Owners; and
     WHEREAS, the Managing Owner and the Trustee desire to amend and restate the Original Agreement in its entirety, as set forth herein.
     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS; THE TRUST
     1.01. Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, capitalized terms used in this Agreement shall have the following meanings unless the context otherwise requires:
     “Accelerated Core Fund” means either the Accelerated Core USD Fund or the Accelerated Core CDN Fund and “Accelerated Core Funds” means the Accelerated Core USD Fund and the Accelerated Core CDN Fund together.
     “Adjusted Capital Account” means, as of the last day of a taxable period, an Owner’s tax capital account as maintained pursuant to Section 6.03, (a) increased by any amounts which such Owner is obligated to restore pursuant to any provision of this Trust Agreement or is deemed to be obligated to restore pursuant to Treasury Regulations section 1.704-2, and (b) decreased by the amount of all losses and deductions that, as of the end of the taxable period, are reasonably expected to be allocated to such Owner in subsequent years under sections 704(e)(2) and 706(d) of the Code, and the amount of all distributions that, as of the end of such taxable period, are reasonably expected to be made to such Owner in subsequent years in accordance with the terms of this Trust Agreement or otherwise to the extent they exceed offsetting increases to such capital accounts that are reasonably expected to occur during or prior to the year in which such distributions are reasonably expected to be made. The foregoing definition of Adjusted Capital

Account is intended to comply with the provisions of Treasury Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
     “Administrator” means the Person from time to time providing general administrative and other services to the Trust and/or a Fund pursuant to an Administration Agreement in accordance with Section 1.13. For the avoidance of doubt, different Funds can have different Administrators. As of the date of this Agreement, the Administrator for each Fund is Mintz Fund Services Inc.
     “Affiliate” means, with respect to any Person, (a) any Person directly or indirectly owning, controlling or holding voting rights with respect to ten percent (10%) or more of the outstanding voting securities of the first Person; (b) any Person ten percent (10%) or more of the outstanding voting securities of which are owned, controlled or held by the first Person; (c) any Person, directly or indirectly, controlling, controlled by or under common control with the first Person; (d) any employee, officer, director, member, manager or partner of the first Person or (e) if the first Person is an employee, officer, director, member, manager or partner, any Person for which the first Person acts in any such capacity.
     “Benefit Plan Investors” means employee benefit plans subject to Title I of ERISA, benefit plans subject to Section 4975 of the Code, government plans, church plans, Individual Retirement Accounts, Keogh Plans covering only self-employed persons and no employees, employee benefit plans covering only the sole owner of a business and/or his spouse and foreign pension plans.
     “Business Day” means any day when the New York Mercantile Exchange is open for business.
     “Capital Contribution” means the amount contributed to a Fund by a Subscriber or by the Managing Owner, as applicable, in accordance with Article III.
     “CDN Funds” mean the Core CDN Fund, the Agriculture CDN Fund, the Energy CDN Fund, the Metals CDN Fund and the Accelerated Core CDN Fund.
     “CE Act” means the Commodity Exchange Act, 7 USC §1 et seq., as amended from time to time.
     “Certificate of Trust” means the certificate of trust of the Trust, as filed from time to time with the Secretary of State pursuant to Section 3810 of the Trust Act.
     “CFTC” means the Commodity Futures Trading Commission.
     “Class” means a separate class of Units in a Fund as provided in Section 3806(b)(1) of the Trust Act. Such Class will have the rights, duties and privileges with respect to the Trust Estate of such Fund as are set forth in this Agreement, any document creating such Class and or any Registration Statement relating thereto.
     “Code” means the Internal Revenue Code of 1986, as amended.

     “Commodities” means positions in Commodity Contracts, forward contracts, foreign exchange positions, options and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.
     “Commodity Broker” means any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.
     “Commodity Contract” means any contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded physical commodity at a specified price and delivery point.
     “Contracts” means collectively, contracts, agreements, commitments, licenses, understandings and other legally binding arrangements.
     “Core Fund” means either the Core USD Fund or the Core CDN Fund, and “Core Funds” means the Core USD Fund and the Core CDN Fund together.
     “Corporate Trust Office” means, as of any time, the principal office from which the corporate trust business of the Trustee is administered.
     “Custodian” means a Person from time to time serving as custodian for the Trust and/or a Fund of securities and cash delivered to such Person by the Trust or such Fund or by the applicable Subscriber or another Person on behalf of a Subscriber in accordance with Section 1.14. For the avoidance of doubt, different Funds can have different Custodians. As of the date of this Agreement, the Custodian for each Fund is HSBC Bank USA, National Association.
     “Disposition Gain” means, with respect to each Fund, for each Fiscal Year, the Fund’s aggregate recognized gain (including the portion thereof, if any, treated as ordinary income) resulting from each disposition of Fund assets during such Fiscal Year with respect to which gain or loss is recognized for Federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Fund for Federal income tax purposes pursuant to Sections 988 or 1256 (or any successor provisions) of the Code.
     “Disposition Loss” means, with respect to each Fund, for each Fiscal Year, the Fund’s aggregate recognized loss (including the portion thereof, if any, treated as ordinary loss) resulting from each disposition of Fund assets during such Fiscal Year with respect to which gain or loss is recognized for Federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Fund for Federal income tax purposes pursuant to Sections 988 or 1256 (or any successor provisions) of the Code.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Fixed Income Securities” means any and all securities of the type generally known as fixed income securities and includes, without limitation, any and all government treasury securities and all other high credit quality short-term fixed income securities.

     “Fund” means a separate series of Units in the Trust as provided in Sections 3806(b)(2) and 3804 of the Trust Act. Such Units shall represent beneficial interests in the Trust Estate separately identified with and belonging to such Fund.
     “GAAP” means generally accepted accounting principles in the United States, consistently applied.
     “General Units” means Units owned by the Managing Owner.
     “Initial Funds” means, collectively, the ten (10) Funds listed in Section 3.02(a) and an “Initial Fund” refers to any such Fund by itself.
     “IRS” means the Internal Revenue Service.
     “Laws” means foreign, federal, state or local laws, statutes, rules, regulations, interpretations, ordinances, codes, orders and rules of common law.
     “Limited Owner” means a Person holding Limited Units and who is listed as such on the books and records of the Trust and/or the applicable Fund. For the avoidance of doubt, the term “Limited Owner” will include any Affiliate of the Managing Owner in the event that the Affiliate purchases Limited Units.
     “Limited Units” means Units owned by Persons other than the Managing Owner.
     “Losses” means, with respect to each Fund, for each Fiscal Year, losses of the Fund as determined for Federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Fund for such Fiscal Year shall not enter into such computations.
     “Managing Owner” means (a) as of the date hereof and unless and until replaced in accordance with Section 4.12, Brookshire and (b) any other Person that may be appointed as managing owner pursuant to Sections 8.02(d)(iii) or 13.01(b).
     “Margin Call” means a demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a Commodity Broker.
     “NASAA Guidelines” means the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs, as in effect from time to time.
     “Net Asset Value” means the net asset value of the Trust or a Fund, as applicable, and shall be equal to the total assets of the Trust or such Fund, as applicable, minus the total liabilities of the Trust or such Fund, as applicable, in each case determined on an accrual basis of accounting in accordance with GAAP and in accordance with Section 4.09.

     “Net Worth” means, with respect to a Subscriber, the net worth of such Subscriber and shall be calculated in accordance with GAAP, but excluding the value of such Subscriber’s home, home furnishings and automobiles.
     “NFA” means the National Futures Association.
     “Notional Net Asset Value” means the Net Asset Value of a Fund, taking into account any notional funding or value or leverage utilized by such Fund.
     “Owners” means the Managing Owner and Limited Owners, as holders of Units of a Fund, where no distinction is required by the context in which the term is used.
     “Per Unit Net Asset Value” means the Net Asset Value of a Fund per Unit of such Fund and, as of any time, shall be equal to (a) the Net Asset Value of such Fund as of such time divided by (b) the number of Units of such Fund issued and outstanding as of such time.
     “Person” means any natural person, partnership, limited liability company, statutory trust, corporation, business trust, association, Benefit Plan Investor or other legal entity.
     “Profits” means, with respect to each Fund for each Fiscal Year, the income of the Fund, as determined for Federal income tax purposes, with each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Fund for such Fiscal Year shall not enter into such computations.
     “Pyramiding” means the use of unrealized profits on existing Commodities positions to provide margins for additional Commodities positions of the same or a related commodity.
     “SEC” means the United States Securities and Exchange Commission.
     “Secretary of State” means the Secretary of State of the State of Delaware.
     “Sponsor” means (a) any Person directly or indirectly instrumental in organizing the Trust or a Fund, (b) any Person who (i) will manage or participate in the management of the Trust or a Fund, including the Managing Owner or any Affiliate thereof and (ii) pays any portion of the Organization and Offering Expenses of the Trust or a Fund, and/or (c) any other Person who regularly performs or selects the Persons who perform services for the Trust or a Fund; provided, that the term “Sponsor” does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Units. If a Person is a Sponsor, the Affiliates of such Person shall also be deemed to be Sponsors.
     “Subscription Agreement” means a subscription agreement, using the form attached to the Registration Statement as Exhibit ___, pursuant to which Persons may subscribe for Limited Units.
     “Treasury Regulations” means the final and temporary Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     “Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. §3801 et seq., as the same may be amended from time to time.
     “Trustee” means (a) as of the date hereof and unless and until replaced in accordance with Section 2.05, CSC and (b) any other Person that may from time to time be duly appointed, qualified and serving as trustee pursuant to Section 2.05. All references to CSC and/or any other Person as “Trustee” hereunder shall refer to CSC or such Person solely in its capacity as Trustee hereunder.
     “Trust Estate” means, with respect to a Fund, (a) all Commodity Contracts, Fixed Income Securities and other securities held by or in respect of such Fund, (b) all cash, cash equivalents and other liquid assets held by or in respect of such Fund, and (c) all other properties, assets and rights of or in respect of such Fund, in each case together with all proceeds therefrom. For the avoidance of doubt, the Trust Estate of a Fund shall include rights of such Fund pursuant to the Subscription Agreements relating to such Fund and any other Contracts to which such Fund is a party or to which the Trust, on behalf of such Fund, is a party, and that relate to such Fund.
     “USD Funds” mean the Core USD Fund, the Agriculture USD Fund, the Energy USD Fund, the Metals USD Fund and the Accelerated Core USD Fund.
     “Units” means units of beneficial interest of an Owner in the profits, losses, distributions, capital and assets of a Fund.
     “Valuation Date” means the Business Day on which the Net Asset Value of a Fund is being determined.
     “Valuation Point” means 6:00 P.M. New York time on a Valuation Date, or such other time and date as may be determined by the Managing Owner.
     1.02. Certain Additional Definitions. In addition to the terms defined in Section 1.01, the following terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each such term below:

Term	Section
49% Limitation	5.03(b)(ii)
Accelerated Core CDN Fund	3.02(a)(x)
Accelerated Core USD Fund	3.02(a)(ix)
Administration Agreement	1.13
Agriculture CDN Fund	3.02(a)(iv)
Agriculture USD Fund	3.02(a)(iii)
Agreement	Preamble
Applicable Fund	3.07(b)(i)
Brookshire	Preamble
Capital Contribution	3.04(d)(i)
Claims	3.07(b)(i)
Continuous Offering Period	3.04(c)
Core CDN Fund	3.02(a)(ii)
Core USD Fund	3.02(a)(i)

Term	Section
Covered Person	4.10(a)
CSC	Preamble
Custodian Agreement	1.14
Decline Date	7.05
Decline Notice	7.05
Effective Time of Subscription	3.04(e)(i)
Energy CDN Fund	3.02(a)(vii)
Energy USD Fund	3.02(a)(viii)
Event of Withdrawal	13.01(b)
Exchange	7.04(a)
Exchange Date	7.04(a)
Exchange Request Form	7.04(c)
Expenses	2.04
Extraordinary Fees and Expenses	4.07(c)(ii)
Fiscal Year	10.01
Indemnified Parties	2.04
Initial Closing	3.04(b)(i)
Initial Offering Period	3.04(b)(i)
Liquidating Trustee	13.04
Management and Operating Fee	4.08(a)(i)
Metals CDN Fund	3.02(a)(vi)
Metals USD Fund	3.02(a)(v)
Offer Commencement Date	1.12
Operational Expenses	4.07(b)(ii)
Organization and Offering Expenses	4.07(a)(v)
Original Agreement	Recitals
Reconstituted Trust	13.01(b)
Redemption Date	7.01(a)
Redemption Fee	4.08(c)
Redemption Request Form	7.01(g)
Registration Statements	3.01(a)
Selling Agents	3.04(d)
Special Redemption Period	7.05
Subordinated Claims	3.07(b)(i)
Subscriber	3.04(e)(i)
Subscription Fee	3.04(e)(vii)
Subscription Funds	3.04(e)(ii)
Subscription Minimum	3.04(a)(i)
Tax Matters Partner	1.08(b)
Trailing Fee	3.04(e)(vii)
Transfer	5.01(a)
Trust	Preamble
     1.03. Interpretive Principles. Whenever used in this Agreement, a singular number shall include the plural and a plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement shall have the meanings determined by, and all calculations with respect to accounting of financial matters, unless otherwise provided for herein, shall be computed in accordance with GAAP. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words “hereof,” “herein,” and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms “including,” “included,” “such as,” or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements and shall be deemed to be followed by the words “without limitation”. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.
     1.04. Name. The name of the Trust is “Brookshire™ Raw Materials (U.S.) Trust.” The Trustee and the Managing Owner may engage in the business of the Trust, make and execute Contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust under such name.
     1.05. Delaware Trustee; Business Offices.
          (a) As of the date of this Agreement, CSC is the Trustee and the Corporate Trust Office is Little Falls Centre One, 2711 Centerville Road, Wilmington, Delaware, 19808. The Trustee may hereafter from time to time change the Corporate Trust Office to another address within the State of Delaware upon written notice to the Owners. The Trustee shall receive service of process on behalf of the Trust and each Fund in the State of Delaware at the Corporate Trust Office.
          (b) As of the date of this Agreement, the principal offices of the Trust and each Fund are c/o Brookshire Raw Materials Management, LLC, 1000 Hart Road, Suite 210, Barrington, Illinois 60010. The Managing Owner may from time to time change the principal offices of, or establish additional offices for, the Trust and/or one or more Funds, at such place or places inside or outside the State of Delaware, as the Managing Owner may determine in its sole discretion, with notice thereof to be given in writing to the Trustee and the Owners.
     1.06. Creation and Declaration of Trust.
          (a) The Trustee hereby (i) acknowledges that the Trust and each Initial Fund has received the sum of $10 per Initial Fund to be deposited in a separate bank account in the name of each Initial Fund and controlled by the Managing Owner and (ii) declares that it shall hold such sum and all other trust property now or hereafter existing in trust, upon and subject to the conditions set forth herein for the use and benefit of the Owners.
          (b) It is the intention of the parties that the Trust be a statutory trust under the Trust Act and that this Agreement shall constitute the governing instrument of the Trust. The parties intend that no general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust be created hereby, except to the extent that each Fund is deemed to constitute a partnership under the Code and applicable state and local tax Laws. Nothing in this Agreement shall be construed to make the Trust or any Fund a partnership or any Owner a partner of any other Owner or a member of a joint stock association except to the extent such Owners are deemed to be partners under the Code and applicable state and local tax Laws. Notwithstanding the foregoing, it is the intention of the parties that each Fund be treated as a partnership under the Code and applicable state and local tax Laws. In furtherance of the foregoing, neither the Trust nor any Fund shall elect to be treated as an association taxable as a corporation for Federal income tax purposes.
          (c) The Trustee and the Managing Owner have all of the rights, powers and duties set forth herein and in the Trust Act with respect to accomplishing the purposes of the Trust or any Fund. The Trustee has heretofore filed the Certificate of Trust, as required by Section 3810 of the Trust Act in connection with the formation of the Trust under the Trust Act.
     1.07. Purposes and Powers. The purposes of the Trust and each Fund are (a) to trade, buy, sell, spread or otherwise acquire, hold or dispose of Commodity Contracts, Fixed Income Securities and other securities, in each case either within the United States or elsewhere in the world and (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes. The Trust and each Fund shall have all of the powers specified in Section 15.01, including all of the powers which may be exercised by a Managing Owner on behalf of the Trust or a Fund under this Agreement.
     1.08. Tax Treatment.
          (a) Each of the parties hereto, by entering into this Agreement, (i) expresses its intention that the Units of each Fund will qualify under applicable tax Law as interests in a partnership that holds the Trust Estate of such Fund for the benefit of Owners with respect thereto; (ii) agrees that it will file its own U.S. federal, state, and local income, franchise, and other tax returns in a manner that is consistent with the treatment of each Fund as a partnership in which each of the Owners with respect thereto is a partner; and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such Owners with respect to the treatment of the Units of each Fund as anything other than interests in a partnership.
          (b) The Managing Owner shall initially be Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax Law) of each Fund. The Tax Matters Partner, at the expense of each Fund, (i) shall prepare or cause to be prepared and filed each Fund’s tax returns as a partnership for Federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by Section 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to tax items; (B) the power to extend the statute of limitations for all Owners with respect to tax items; (C) the power to file a petition with an appropriate Federal court for review of a final administrative adjustment of any Fund’s tax items; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than one percent (1%) interest in any Fund, unless and to the extent that a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner’s behalf and such notice has the effect of limiting the authority of the Tax Matters Partner under the Code and the related Treasury Regulations. The designation made by each Owner in this Section 1.08(b) is hereby approved by each Owner as an express condition to becoming an Owner. Each Owner agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.06, each Fund shall indemnify, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner of such Fund, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.
          (c) Each Owner shall furnish the Managing Owner with information necessary to enable the Managing Owner to comply with United States federal income tax information reporting requirements in respect of such Owner’s Units.
     1.09. General Liability of the Managing Owner.
          (a) Subject to the last sentence of this Section 1.09 and to Section 4.06, the Managing Owner shall be liable for the acts, omissions, obligations and expenses of each Fund, to the extent not paid out of the assets of such Fund, solely to the extent of the General Units owned by the Managing Owner in such Fund. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. Without limiting or affecting the liability of the Managing Owner as set forth in this Section 1.09, notwithstanding anything in this Agreement to the contrary, Persons having any claim against the Trust by reason of the transactions contemplated by this Agreement and any other Contract to which the Trust is a party, shall look only to the Trust Estate in accordance with Section 3.07 for payment or satisfaction thereof.
          (b) Subject to Sections 8.01 and 8.03, no Owner, other than the Managing Owner (solely as and to the extent set forth in Section 1.09(a)), shall have any personal liability for any liability or obligation of the Trust or any Fund; provided, that the foregoing shall not relieve a particular Limited Owner of responsibility for any fees or expenses for which such Owner is responsible under the Registration Statement.
     1.10. Legal Title. Legal title to all of the Trust Estate of each Fund shall be vested in the Trust or such Fund, as applicable, as a separate legal entity; provided, that if, under applicable Law in any jurisdiction, any part of the Trust Estate must be held otherwise, the Managing Owner may cause legal title to all or any applicable portion of the Trust Estate to be held by or in the name of the Managing Owner or any other Person as nominee.
     1.11. Division of the Trust Into Funds. The Trust shall be divided into series (each of which is referred to in this Agreement as a Fund), as provided in Section 3806(b)(2) of the Trust Act. It is the intent of the parties that Articles IV, V, VI, VII, VIII, IX, X, XII and XIII shall apply with respect to each Fund as if each Fund were a separate statutory trust under the Trust Act, and each reference to the term “Trust” in such Articles shall be deemed to be a reference to each Fund to the extent necessary to give effect to the foregoing intent. The use of the terms “Trust” or “Fund” in this Agreement shall in no event alter the intent of the parties that the Trust and each Fund receive the full benefit of the limitation on inter-series liability as set forth in Section 3804 of the Trust Act.

     1.12. Commencement of Business. The Trust’s and each Fund’s business and the sale of Limited Units shall commence at such time as the Managing Owner shall determine in its sole discretion. Such date is hereinafter referred to as the “Offer Commencement Date.”
     1.13. Administrator; Administration Agreement. Each Fund shall from time to time enter into an agreement with the Administrator pursuant to which the Administrator will provide general administrative and other services to such Fund (each, an “Administration Agreement”). The Managing Owner may at any time appoint and/or terminate the Administrator for each Fund, or amend or waive any provision of the Administration Agreement, in each case at any time and without the consent of any Owner. The Administration Agreement may provide that the Administrator will provide various services and calculations on behalf of the Managing Owner, and if so performed by the Administrator, such services will be deemed to be performed by the Managing Owner for purposes of this Agreement.
     1.14. Custodian(s); Custodian Agreement. Each Fund shall from time to time enter into an agreement with one or more Custodians pursuant to which such Custodian(s) will provide general custodial and other services with respect to securities and cash delivered to such Fund (each, a “Custodian Agreement”). The Managing Owner may at any time appoint and/or terminate the Custodian(s) for each Fund, or amend or waive any provision of the Custodian Agreement, in each case at any time and without the consent of any Owner.
ARTICLE II
THE TRUSTEE
     2.01. Appointment and Resignation of the Trustee.
          (a) CSC has been appointed, and hereby agrees to serve, as the Trustee of the Trust. The Trustee shall serve in such capacity until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with Section 2.05.
          (b) The Trustee may resign at any time upon at least sixty (60) days’ prior written notice to the Managing Owner and the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.05. If the Managing Owner does not act within such 60-day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee at the expense of the Trust.
     2.02. Powers. Except to the extent expressly set forth in Section 1.06(c) and this Article II, the Trustee hereby delegates all right, obligation and authority of the Trustee to manage the business and affairs of the Trust and each Fund to the Managing Owner. The Managing Owner may further delegate such right, obligation and authority as provided in this Agreement. All such delegations by the Trustee and the Managing Owner are and will be made pursuant to Section 3806(b)(7) of the Trust Act. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and in the Trust Act and shall have no implied rights, obligations and liabilities with respect to the business and affairs of the Trust or any Fund. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust and each Fund as required by the Trust Act, and is hereby authorized and directed to execute and file in the office of the Secretary of State such certificates as may from time to time be required under the Trust Act or any other applicable Laws; the Trustee shall promptly notify the Managing Owner following its execution, delivery, acknowledgement or filing of any such documents or certificates. The Managing Owner shall keep the Trustee reasonably informed of any actions taken by the Managing Owner with respect to the Trust or any Fund that affect the rights, obligations or liabilities of the Trustee hereunder or under the Trust Act. Notwithstanding anything set forth herein to the contrary, the Trustee shall have no power, duty or authority to execute any documents, reports or certificates required by the Sarbanes-Oxley Act of 2002 with respect to the Trust or any Fund.
     2.03. Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) (a) reasonable compensation for its services hereunder (as set forth in a separate fee agreement between the Trustee and the Managing Owner) and (b) reimbursement for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including reasonable fees and out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.
     2.04. Indemnification. The Managing Owner agrees, whether or not any of the Trust or any Fund shall commence business, to assume liability for, and to indemnify, protect, save and hold harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (all of the foregoing Persons, collectively the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.04), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other Contracts to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of any of the Indemnified Parties. The indemnities contained in this Section 2.04 shall survive the termination of this Agreement or the removal or resignation of the Trustee. The Indemnified Parties shall not be entitled to indemnification from any Trust Estate.
     2.05. Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee and to the Trust. Any successor Trustee must satisfy the requirements of Section 3807 of the Trust Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Notice of removal of the Trustee and appointment of a successor Trustee shall be given to all Owners. Following compliance with the preceding sentence, the successor Trustee shall become the Trustee for all purposes hereunder and shall be fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Agreement.
     2.06. Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust created hereby and serving as Trustee, CSC is acting solely in its capacity as Trustee and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement and any other Contract to which the Trust or a Fund is a party shall look only to the applicable Trust Estate in accordance with Section 3.07 for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.09. The Trustee shall not be liable or accountable hereunder or under any other Contract to which the Trust or any Fund is a party, except for its own gross negligence or willful misconduct. In particular, but without limiting the foregoing:
          (a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;
          (b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;
          (c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner;
          (d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any Commodity Broker or any selling agent;
          (e) No provision of this Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;
          (f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust or any Fund arising under this Agreement or any other Contracts to which the Trust or any Fund is party;
          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or any other Contract to which the Trust or any Fund is party, whether or nor at the request, order or direction of the Managing Owner or any Owner, unless the Managing Owner or such Owner has offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that may be incurred by the Trustee (including the reasonable fees and expenses of its counsel) therein or thereby; and
          (h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action would (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the Laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.
     2.07. Reliance; Advice of Counsel.
          (a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.
          (b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to Contracts entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.
ARTICLE III
INTERESTS; CAPITAL CONTRIBUTIONS
     3.01. General.
          (a) The Managing Owner shall have the power and authority, without approval from any or all of the Limited Owners, to issue Units in one or more Funds from time to time as it deems necessary or desirable, pursuant to registration statements filed from time to time with the SEC in accordance with all applicable securities Laws (“Registration Statements”). Each Fund shall be separate from all other Funds in respect of the assets and liabilities allocated to that Fund and shall represent a separate investment portfolio of the Trust. The Managing Owner shall have the exclusive power without the requirement of obtaining the approval of any or all Limited Owners to establish and designate such separate and distinct Funds, including as set forth in Section 3.02, and to fix and determine the relative rights, duties and preferences as between Units of separate Funds as to right of redemption, management fees, incentive fees, trading advisers, leverage, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which Funds shall have separate voting rights or no voting rights, in each case pursuant to Registration Statements.
          (b) The Managing Owner may, without approval from any or all of the Limited Owners, divide Units in any Fund into two or more Classes, with Units of each such Class having such preferences and special or relative rights, duties and privileges (including with respect to management fees, incentive fees, trading strategies, leverage and exchange rights and selling commissions) as the Managing Owner may determine and in accordance with Section 3.03, in each case pursuant to Registration Statements. The fact that a Fund shall have been initially established and designated without any specific establishment or designation of Classes shall not limit the authority of the Managing Owner to divide a Fund and establish and designate separate Classes thereof pursuant to Registration Statements.
          (c) The Managing Owner may, without approval from any or all of Limited Owners, divide Units in any Class into two or more Sub-Classes, with Units of each such Sub-Class having such preferences and special or relative rights, duties and privileges (including with respect to management fees, incentive fees, trading strategies, leverage and exchange rights and selling commissions) as the Managing Owner may determine and in accordance with Section 3.03, in each case pursuant to Registration Statements. The fact that a Class shall have been initially established and designated without any specific establishment or designation of Sub-Classes shall not limit the authority of the Managing Owner to divide a Class and establish and designate separate Sub-Classes thereof pursuant to Registration Statements.
          (d) The number of Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units of up to four decimal places. All Units will be held in book-entry form. No certificates or other evidence of beneficial ownership of Units will be issued.
          (e) From time to time, the Managing Owner may divide or combine the Units in any Fund, Class or Sub-Class into a greater or lesser number without thereby changing the proportionate beneficial interests in such Fund, Class or Sub-Class pursuant to Registration Statements. The Managing Owner may issue Units of any Fund, Class or Sub-Class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit dividend or split-up), all without action or approval from any or all of the Limited Owners. All Units when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Managing Owner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Fund, Class or Sub-Class thereof into one or more Funds, Classes or Sub-Classes thereof that may be established and designated from time to time, in each case pursuant to Registration Statements. The Managing Owner may hold as treasury

Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units in any Fund, Class or Sub-Class thereof reacquired by the Trust or any Fund. As of the date of this Agreement, each Initial Fund has only one Class of Units.
          (f) By virtue of the initial contribution by the Managing Owner to each initial Fund as set forth in Section 1.06(a), the Managing Owner has become the holder of ten (10) General Units of each Initial Fund.
          (g) Each Owner, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Agreement.
     3.02. Establishment of Series, or Funds, of the Trust.
          (a) Without limiting the authority of the Managing Owner as set forth in Section 3.02(b) to establish and designate any additional Funds in the future pursuant to Registration Statements, the Managing Owner hereby establishes and designates ten (10) Initial Funds, as follows:
          (i) Brookshire™ Raw Materials (U.S.) Core USD Fund (the “Core USD Fund”);
          (ii) Brookshire™ Raw Materials (U.S.) Core CDN Fund (the “Core CDN Fund”);
          (iii) Brookshire™ Raw Materials (U.S.) Agriculture USD Fund (the “Agriculture USD Fund”);
          (iv) Brookshire™ Raw Materials (U.S.) Agriculture CDN Fund (the “Agriculture CDN Fund”);
          (v) Brookshire™ Raw Materials (U.S.) Metals USD Fund (the “Metals USD Fund”);
          (vi) Brookshire™ Raw Materials (U.S.) Metals CDN Fund (the “Metals CDN Fund”);
          (vii) Brookshire™ Raw Materials (U.S.) Energy USD Fund (the “Energy USD Fund”);
          (viii) Brookshire™ Raw Materials (U.S.) Energy CDN Fund (the “Energy CDN Fund”);
          (ix) Brookshire™ Raw Materials (U.S.) Accelerated Core USD Fund (the “Accelerated Core USD Fund”); and

          (x) Brookshire™ Raw Materials (U.S.) Accelerated Core CDN Fund (the “Accelerated Core CDN Fund”).
          (b) The establishment and designation of any Fund and Units thereof other than the Initial Funds shall be effective only upon the execution by the Managing Owner of a written instrument setting forth such establishment and designation and the relative rights and preferences of such Fund (or such later time as may be specified in such instrument) and in accordance with the applicable Registration Statement. At any time when there are no Units outstanding of a previously established and designated Fund, the Managing Owner may by written instrument abolish that Fund and the establishment and designation thereof. Each instrument referred to in this paragraph shall constitute an amendment to this Agreement for all purposes of this Agreement.
     3.03. Establishment of Classes and Sub-Classes. The division of any Fund into two or more Classes or two or more Sub-Classes and the establishment and designation of such Classes or Sub-Classes shall be effective upon the execution by the Managing Owner of an instrument setting forth such division, and the establishment, designation, and relative rights and preferences of such Classes or Sub-Classes, or as otherwise provided in such instrument, in each case pursuant to Registration Statements. The relative rights and preferences of the Classes of any Fund and the Sub-Classes of any Class may differ in such respects as the Managing Owner may determine to be appropriate, subject to such differences being set forth in the aforementioned instrument and such differences not altering the allocations described in Article VI. At any time when there are no Units outstanding of a previously established and designated Class or Sub-Class, the Managing Owner may by a written instrument abolish that Class or Sub-Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall constitute an amendment to this Agreement for all purposes of this Agreement.
     3.04 Offer of Units.
          (a) Maximum and Minimum Number of Units to Be Offered During the Initial Offering Period and the Continuous Offering Period.
          (i) Minimum Number of Units.
          (A) In order for the Core Funds to commence trading, a minimum of not less than 1,000,000 Units in the Core Funds (i.e., both the Core USD Fund and the Core CDN Fund on a combined basis) must be sold. For the avoidance of doubt, in the event that such 1,000,000 minimum number of Units are sold in one Core Fund and such Core Fund commences trading, then the other Core Fund shall also commence trading without regard to the number of Units sold in such other Core Fund.
          (B) In order for any Initial Fund other than the Core Funds to commence trading, (1) at least one of the Core Funds must commence trading and (2) a minimum of 100 Units of such Fund must be sold.
The minimum subscription amount for a Fund to commence trading, as set forth above in this Section 3.04(a)(i), is hereinafter referred to as the “Subscription Minimum.”

          (ii) All determinations of whether the Subscription Minimum for a Fund has been satisfied will be made after taking into account the Units purchased by the Managing Owner or any of the other Persons enumerated in Section 3.04(i). The Managing Owner may in its sole discretion waive the Subscription Minimum for any Fund.
          (b) Offering of Units During the Initial Offering Period.
          (i) During the period from the Offer Commencement Date until the sixtieth (60th) day following the Offer Commencement Date (the “Initial Offering Period”), Units in each Initial Fund will be offered for sale pursuant to Rule 415 of Regulation C promulgated under the Securities Act. The Managing Owner may from time to time extend the Initial Offering Period with respect to one or more Initial Funds for such periods of time as the Managing Owner may determine in its sole discretion; provided, that the Initial Offering Period may not be extended past the 240th day following the Offer Commencement Date. Notwithstanding the foregoing, at any time when sufficient Units in an Initial Fund are sold to satisfy a Subscription Minimum, then a closing with respect to such Fund (and in the case of a Core Fund, the other Core Fund) shall occur (each, an “Initial Closing”). For the sake of clarity, (x) in the event that one or more Initial Funds satisfy the Subscription Minimum applicable to such Funds, but one or more other Initial Funds have not yet satisfied (or do not satisfy) Subscription Minimum applicable to such other Funds, the Initial Closing for the Initial Funds that have satisfied the Subscription Minimum applicable to such Funds (including in the case of a Core Fund, the other Core Fund) shall occur and the Initial Offering Period for the Initial Funds that have not satisfied the Subscription Minimum applicable to such Funds shall continue and (y) the Initial Offering Period with respect to certain Funds may continue even as the Continuous Offering Period with respect to other Funds occurs.
          (ii) If (A) the Subscription Minimum for an Initial Fund is not sold during the Initial Offering Period (as extended by the Managing Owner pursuant to Section 3.04(b)(i)) or (B) the offering of an Initial Fund is terminated, then all Subscription Funds theretofore paid in respect of such Fund will promptly (but in no event later than ten (10) Business Days thereafter) be refunded directly to the applicable Subscriber or payor, as the case may be, via first class U.S. mail, without interest and without deduction for expenses; provided, however, that if the return of the Subscription Funds within such ten (10) Business Day period cannot be accomplished, such return will occur as soon thereafter as possible.
          (iii) During the Initial Offering Period, all Subscription Funds will be deposited with and held by the Escrow Agent in an interest bearing escrow account in the name of the applicable Fund. Until the earlier of (A) the Initial Closing for an Initial Fund or (B) the termination of the offering of such Fund and the return of all Subscription Funds theretofore paid by Subscribers or other Persons with respect to such Fund, the Managing Owner shall direct the Escrow Agent to invest all Subscription Funds held in escrow by the Escrow Agent only in U.S. Treasury Obligations or other investments specified by the Managing Owner that are consistent with the provisions of Rule 15c2-4 of the Securities Exchange Act. Upon satisfaction of the Subscription Minimum for an

Initial Fund, all interest earned on Subscription Funds from accepted Subscribers for such Fund will be contributed to such Fund. At the Initial Closing, the Capital Contribution of each Limited Owner in such Fund will be increased by an allocation of income relating to such interest on a pro rata basis (taking into account the timing and amount of such Limited Owner’s subscription).
          (c) Offering of Units During the Continuous Offering Period. In the event that the Subscription Minimum for an Initial Fund is satisfied, such Fund may continue to offer Units and admit additional Subscribers as Limited Owners and/or accept additional subscriptions from existing Limited Owners of such Fund, during the Continuous Offering Period. The “Continuous Offering Period,” with respect to any Initial Fund, means the period commencing on the Initial Closing of such Fund and ending on the date when the maximum number of Units of such Fund that have been registered are then issued and outstanding. The Managing Owner may terminate the Continuous Offering Period with respect to any Initial Fund at any time and without regard to whether the Managing Owner terminates the Continuous Offering Period for any other Fund.
          (d) Arrangements for the Offering. The Managing Owner shall make such arrangements, and shall appoint such selling agents (“Selling Agents”) to sell Units, on such terms and conditions as it shall deem appropriate in its sole discretion, for the sale of Units in the Initial Funds.
          (e) Subscription Process.
          (i) In order to validly subscribe for Units in an Initial Fund (either during the Initial Offering Period or the Continuous Offering Period),
          (A) a prospective Subscriber must submit to such Person’s Selling Agent a duly completed Subscription Agreement;
          (B) a prospective Subscriber must demonstrate that an investment in Units is a suitable and appropriate investment for such prospective Subscriber, based on information provided by the prospective Subscriber regarding his, her or its financial situation and investment objectives, and satisfy the requirements applicable to such person under applicable Law and as established by the Managing Owner (including with respect to the suitability standards described in the NASAA Guidelines and in applicable state Laws);
          (C) a prospective Subscriber must have received a copy of the prospectus relating to the applicable Fund at least five (5) Business Days prior to the date of such prospective Subscriber’s Subscription;
          (D) the subscription of such prospective Subscriber must not result in Benefit Plan Investors owning 25% or more of the value of the applicable Initial Fund;
          (E) a prospective Subscriber must not be a resident of Canada for purposes of the Income Tax Act (Canada);

          (F) the subscription of such prospective Subscriber must not result in more than 25% of the fair market value of the total investments in all of the Funds being owned by persons and partnerships that are “affiliated” with the Administrator if such Administrator is a corporation or trust resident in Canada, or a Canadian partnership, all within the meaning of the Income Tax Act (Canada); and
          (G) the Managing Owner must have receive cleared funds from or on behalf of such Person in accordance with Section 3.04(e)(ii) for the full amount of a subscription.
A Person who has satisfied the requirements of clauses (A) through (G) above, and whose subscription has been accepted by the Managing Owner, is referred to in this Agreement as a “Subscriber,” and the time when a Person has satisfied such requirements and whose subscription has been accepted by the Managing Owner is referred to in this Agreement as the “Effective Time of Subscription”; provided, that if the satisfaction of the requirements set forth in clauses (A) through (G) above and the acceptance of subscription by the Managing Owner occurs after 4:00 P.M. New York time on a Business Day or on a day that is not a Business Day, then the “Effective Time of Subscription” for such Subscriber shall be deemed to be the next Business Day. Settlement of subscriptions (both during the Initial Offering Period and the Continuous Offering Period) will occur at 6:00 P.M. New York time on the Effective Time of Subscription.
          (ii) All subscription funds for an Initial Fund (“Subscription Funds”) must be paid in the applicable currency of the applicable Fund (i.e., USD for USD Funds and CDN for CDN Funds) by check or via wire transfer to the account or accounts set forth in the Subscription Agreement, or by such other means and/or in such other currency as the Managing Owner may permit in its sole discretion.
          (iii) All subscriptions are subject to acceptance, in whole or in part, by the Managing Owner and the Administrator. The Managing Owner or Administrator may reject subscriptions for any reason whatsoever, including: (A) lack of suitability of a prospective Subscriber; (B) hostile market conditions; (C) inability of the Managing Owner to calculate the Net Asset Value for Units of the applicable Fund; (D) all then registered Units in the applicable Fund having been issued and being outstanding; (E) acceptance of all or part of the subscription would result in the ownership of 25% or more of the value of the applicable Fund by Benefit Plan Investors; and/or (F) acceptance of all or part of the subscription would result in the ownership of 25% or more of the value of the total investments in all of the Funds by persons and partnerships that are “affiliated” with the Administrator if such Administrator is a corporation or trust resident in Canada, or a Canadian partnership, all within the meaning of the Income Tax Act (Canada). In the event that the Managing Owner or Administrator rejects a subscription, any and all interest earned thereon will be retained by the applicable Fund for the benefit of all investors in such Fund. Proceeds for rejected subscriptions will be returned directly to the applicable investor via first class U.S. mail, without interest and without deduction for expenses.

          (iv) No Person may revoke, withdraw, rescind or terminate a subscription after the Effective Time of Subscription for such Person; provided, however, a Person may revoke his subscription if such Person did not receive the prospectus relating to the applicable Fund at least five (5) Business Days prior to the date of submitting his Subscription Agreement.
          (v) All Subscribers will receive written confirmation from the Managing Owner of the acceptance of a subscription for Units in the applicable Fund.
          (vi) As soon as reasonably practicable following the Initial Closing of an Initial Fund, and thereafter from time to time during the Continuous Offering Period following the Effective Time of Subscriptions, the Managing Owner will admit the accepted Subscribers in such Fund as Limited Owners of such Fund by (A) causing such Limited Owners to have been deemed to execute this Agreement pursuant to the Power of Attorney included in the Subscription Agreement and (B) making an entry on the books and records of such Fund reflecting that such Subscribers have been admitted as Limited Owners of such Fund. Each such accepted Subscriber will be deemed to be a Limited Owner of the applicable Fund upon completion of the actions described in the preceding sentence.
          (vii) Subscription Fee. As described in Section 4.07(d), a subscription fee (the “Subscription Fee”) of 0.5% to 3% of the Subscription Funds paid by each Limited Owner will be deducted from such Subscription Funds and paid to the applicable Selling Agents, and the Capital Contribution of such Limited Owner shall be reduced accordingly. Subject to the terms of the Contract with the applicable Selling Agent, each Selling Agent and the relevant Subscriber may negotiate the Subscription Fee to be charged to such Subscriber, provided, that the Subscription Fee shall not be less than 0.5%, nor more than 3%, of the purchase price of the Units.
          (viii) Trailing Fee. As described in Section 4.07(e), each Initial Fund will pay monthly trailing fees (the “Trailing Fees”) to the applicable Selling Agent equal to 1% per annum of such Fund’s Net Asset Value, calculated daily and paid monthly, on behalf of the applicable Limited Owner. Trailing Fees will be paid to Selling Agents for on-going services on a continuous basis which may include advising Limited Owners of the Net Asset Value of the Trust, of the relevant Fund and of their Units in such Fund, responding to Limited Owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising Limited Owners whether to make additional capital contributions to the Funds or to redeem or exchange their Units, assisting with exchanges or redemptions of Units, providing information to Limited Owners with respect to futures and forward market conditions and providing further services which may be requested by Limited Owners. Trailing Fees may not be waived by any Selling Agent; provided, that no further Trailing Fees shall be payable from and after such time as the Trailing Fees theretofore paid in respect of a Unit, when added together with the Subscription Fees paid in respect of such Unit, are equal to or exceed 10% of the purchase price of such Unit.

          (ix) The Managing Owner in its sole discretion may change any or all procedural, notice or other requirements related to subscription upon written notice to Subscribers or potential Subscribers.
          (f) Calculation of Capital Contributions and Units to be Received by Each Subscriber.
          (i) The Capital Contribution of each Subscriber shall be equal to the net amount of Subscription Funds received by the applicable Fund from such Subscriber, whether pursuant to an initial or subsequent investments.
          (ii) Each Limited Owner shall receive a number of Limited Units equal to the initial or additional Capital Contribution then being made by such Subscriber divided by the price per Unit specified in Section 3.04(g).
          (g) Price of Units during the Initial Offering Period and Continuous Offering Periods.
          (i) During the Initial Offering Period, Limited Units will be sold at a price of US$10.00 per Unit in each USD Fund and CDN$10.00 per Unit in each CDN Fund.
          (ii) During the Continuous Offering Period, until the maximum number of then-registered Units in an Initial Fund are sold and outstanding, Units will be sold at a price equal to the Per Unit Net Asset Value of the applicable Fund calculated as of the Valuation Point.
          (h) Minimum Subscription Denominations.
          (i) Except as provided in the remainder of this Section 3.04(h), (A) the minimum initial subscription amount for any Subscriber in any Initial Fund shall be USD$2,000 (in the case of any USD Fund) or CDN$2,000 (in the case of any CDN Fund). Subscribers may subscribe, whether during the Initial Offering Period or the Continuous Offering Period, for additional Units in subscription amounts equal to even multiples of USD$500 (in the case of a USD Fund) or CDN$500 (in the case of a CDN Fund).
          (ii) Except as provided in the remainder of Section 3.04(h), Benefit Plan Investors shall have no minimum subscription amount, whether during the Initial Offering Period or the Continuous Offering Period and whether with respect to initial or additional subscriptions; provided, however, that all subscriptions by Benefit Plan Investors (including Individual Retirement Accounts) shall be in subscription amounts equal to even multiples of $500, or USD$500 (in the case of a USD Fund) or CDN$500 (in the case of a CDN Fund).
          (iii) The minimum initial subscription amount for any Person that is a resident of Texas (including a Benefit Plan Investor or an Individual Retirement Account) shall be USD$5,000 (whether in the case of a USD Fund or a CDN Fund). Residents of

Texas (including Benefit Plan Investors or Individual Retirement Accounts) may subscribe, whether during the Initial Offering Period or the Continuous Offering Period, for additional Units in subscription amounts equal to even multiples of USD$500 (in the case of a USD Fund) or CDN$500 (in the case of a CDN Fund).
          (iv) In the event that applicable Law imposes a larger minimum subscription amount on a particular Subscriber than is set forth above (either with respect to the initial or additional subscriptions for Units), then the minimum subscription amount for such Subscriber shall be the minimum subscription amount imposed under applicable Law.
          (v) The Managing Owner may, in its sole discretion and to the extent permitted by applicable Law, waive the above minimum subscription amounts set forth in clauses (i) to (iii) of this Section 3.04(h) and accept smaller subscription amounts, whether during the Initial Offering Period or the Continuous Offering Period and whether with respect to initial or additional subscriptions.
          (i) Purchase of Units by Managing Owner, its Affiliates and Others. Subject to approval by the Managing Owner, any Commodity Broker, or any principal, stockholder, director, officer, employee and/or Affiliate of the Managing Owner or a Commodity Broker may purchase any number of Limited Units and will be treated as a Limited Owner with respect to such Units.
     3.05. Managing Owner’s Required Contribution. Subject to all applicable Laws, other than the Managing Owner’s previous cash contributions with respect to the General Units, the Managing Owner shall not be required to make any cash contributions to the Trust or to any Fund. The Managing Owner has purchased General Units in each Initial Fund. In the event that any Affiliate of the Managing Owner purchases any Limited Units, the Affiliate shall, with respect to such Limited Units, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Limited Owner, except as otherwise provided herein.
     3.06. Assets of Funds. All net consideration received by the Trust or any Fund for the issue or sale of Units of a Fund, together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such Fund for all purposes, subject only to the provisions of Sections 4.06, 4.07 and 4.08, the rights of creditors of such Fund and except as may otherwise be required by applicable tax Laws, and shall be so recorded upon the books of account of the Trust and such Fund. Separate and distinct records shall be maintained for each Fund and the assets associated with a Fund shall be held and accounted for separately from the other assets of the Trust or any other Fund (except for cash maintained at the Trust level). In the event that there is any Trust Estate, or any income, earnings, profits, and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Fund, the Managing Owner shall allocate them among the Funds in proportion to their respective Net Asset Values as of the next prior Valuation Point at the time of the allocation. Each such allocation by the Managing Owner if made in good faith shall be conclusive and binding upon all Owners for all purposes.

     3.07. Liabilities of Funds.
          (a) The Trust Estate of each Fund shall be charged only with (i) the liabilities, expenses, costs, charges and reserves attributable to such Fund and (ii) its share (as set forth in Section 4.07) of the fees and expenses of the Trust. Each written Contract made or issued by or on behalf of a particular Fund shall, to the maximum extent practicable, include a recitation limiting the obligation or claim represented thereby to that Fund and its assets.
          (b) Without limitation of the foregoing provisions of this Section, but subject to the right of the Managing Owner to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Fund shall be enforceable (i) solely against the assets of such Fund and the Managing Owner (solely to the extent of the General Units owned by the Managing Owner in such Fund), and (ii) not against the assets of the Trust generally or of any other Fund. Except as otherwise expressly provided in this Agreement, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally shall be enforceable against the assets of the Fund or Funds to which such debts, liabilities, obligations or expenses are allocable. Notice of this limitation on inter-series liabilities shall be set forth in the Certificate of Trust (whether originally or by amendment), and upon the giving of such notice in the Certificate of Trust and the filing of such notice in the Office of the Secretary of State, the statutory provisions of Section 3804 of the Trust Act relating to limitations on inter-series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each and every Fund. Every Unit, note, bond, Contract, instrument, certificate or other undertaking made or issued by or on behalf of a Fund shall, to the maximum extent practicable, include a recitation limiting the obligation on Units represented thereby to the assets of that Fund.
          (i) Except as set forth below, any debts, liabilities, obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions (collectively, “Claims”), if any, of the Managing Owner and the Trustee (the “Subordinated Claims”) incurred, contracted for or otherwise existing, arising from, related to or in connection with a Fund and its assets (the “Applicable Fund”) and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and the Applicable Fund and any of their respective assets which may arise as a matter of Law or pursuant to any Contract, provided, however, that bona fide Claims of either the Managing Owner or the Trustee, if any, against the Applicable Fund shall be pari passu and equal in right of repayment and distribution with all other bona fide Claims against the Applicable Fund;
          (ii) The Managing Owner and the Trustee will not take, demand or receive from any Fund or the Trust or any of their respective assets (other than the Applicable Fund or its assets) any payment for the Subordinated Claims, except in accordance with Section 3.07(b)(i);
          (iii) Subject to Section 3.07(b)(i), the Claims of the Managing Owner and the Trustee with respect to the Applicable Fund shall only be asserted and enforceable against the Applicable Fund’s assets and the Managing Owner and its assets, and shall not be asserted or enforceable for any reason whatsoever against the assets of any other Fund or the Trust generally;
          (iv) If the Claims of the Managing Owner or the Trustee against the Applicable Fund or the Trust are secured in whole or in part, each of the Managing Owner and the Trustee hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b))) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any other Fund, as the case may be;
          (v) In furtherance of the foregoing, if and to the extent that the Managing Owner and/or the Trustee receive monies in connection with the Subordinated Claims from a Fund or the Trust (or their respective assets) other than the Applicable Fund or the Managing Owner and their respective assets and except as permitted by this Section 3.07(b), the Managing Owner and/or the Trustee, as the case may be, shall be deemed to hold such monies in trust and shall promptly remit such monies to the Fund or the Trust that paid such amounts for distribution by such Fund or the Trust in accordance with the terms hereof; and
          (vi) The provisions of this Section 3.07(b) shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.
          (vii) Any Contract entered into by the Trust, any Fund, or the Managing Owner, on behalf of the Trust generally or any Fund with the Managing Owner or the Trustee, including the Subscription Agreements entered into with each Subscriber, will, to the maximum extent possible, include language substantially similar to the language set forth in Section 3.07(b).
     3.08. Distributions.
          (a) Distributions with respect to Units of a particular Fund or any Class or Sub-Class thereof shall be made in accordance with Section 6.04 and shall be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Owners in that Fund, Class or Sub-Class, from such of the income and capital gains, accrued or realized, from the Trust Estate belonging to that Fund, or in the case of a Class, belonging to that Fund and allocable to that Class, or in the case of a Sub-Class, belonging to that Class and allocable to that Sub-Class, as the Managing Owner may determine, in its sole discretion, after providing for actual and accrued liabilities belonging to that Fund. Such distributions may be made in cash or Units of that Fund, Class or Sub-Class or a combination thereof as determined by the Managing Owner, in its sole discretion, or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Owner of the mode of the making of such dividend or distribution to that Owner.
           (b) The Units in a Fund, a Class or a Sub-Class shall represent beneficial interests in the Trust Estate belonging to such Fund or in the case of a Class, belonging to such

Fund and allocable to such Class or in the case of a Sub-Class, belonging to such Class and allocable to such Sub-Class. Each Owner in a Fund, Class or Sub-Class shall be entitled to receive its share of distributions of income and capital gains made with respect to such Fund, Class or Sub-Class, in each case as provided in Section 6.04. Such distributions shall be paid solely out of the funds and property of such Fund or in the case of a Class, the funds and property of such Fund and allocable to such Class of the Trust or in the case of a Sub-Class, the funds and property of such Class and allocable to such Sub-Class of the Trust. Upon liquidation or termination of a Fund, Owners in such Fund, Class or Sub-Class shall be entitled to receive a share of the Trust Estate belonging to such Fund or in the case of a Class, belonging to such Fund and allocable to such Class, or in the case of a Sub-Class, belonging to such Class and allocable to such Sub-Class, in each case as provided in Section 13.04.
     3.09. Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Owners of a Fund, each Owner shall be entitled to a proportionate vote based upon the product of the Per Unit Net Asset Value of such Fund multiplied by the number of Units, or fraction thereof, standing in such Owner’s name on the books of such Fund. As to any matter which affects Units of more than one Fund, the Owners of each affected Fund shall be entitled to vote, and each such Fund shall vote as a separate class, as specified in the preceding sentence.
     3.10. Equality. Except as provided herein or in the instrument designating and establishing any Class, Sub-Class or Fund, all Units of a Fund shall represent an equal proportionate beneficial interest in the assets belonging to that Fund subject to the liabilities belonging to that Fund, and each Unit of a Fund, Classes or Sub-Class shall be equal to each other Unit of that Fund, Class or Sub-Class; provided, that the provisions of this sentence shall not restrict any distinctions permissible under Section 3.08 that may exist with respect to dividends and distributions on Units of the same Fund, Class or Sub-Class. The Managing Owner may from time to time divide or combine the Units of a Fund, Class or Sub-Class into a greater or lesser number of Units of that Fund, Class or Sub-Class without thereby changing the proportionate beneficial interest in the assets belonging to that Fund or in any way affecting the rights of Owners of any other Fund, Class or Sub-Class.
     3.11. Exchange of Units. Subject to compliance with the requirements of applicable Law and the provisions of any applicable Registration Statement, the Managing Owner shall have the authority to provide that Owners of any Fund shall have the right to exchange said Units into one or more other Funds in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Owners of any Class of a Fund shall have the right to exchange said Units into one or more other Classes of that Fund or any other Fund in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Owners of any Sub-Class of a Fund shall have the right to exchange said Units into one or more other Sub-Classes of that Fund or any other Fund in accordance with such requirements and procedures as may be established by the Managing Owner. Any such exchange shall be treated as a redemption of the Units in one Fund or Class followed by an immediate purchase of Units in the second Fund or Class. The exchange provisions applicable to the Initial Funds are set forth in Section 7.04.

ARTICLE IV
THE MANAGING OWNER
     4.01. Management of the Trust. Pursuant to Section 3806 of the Trust Act, the Trust and each Fund shall be managed by the Managing Owner and the conduct of the Trust’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Agreement, the Registration Statement and applicable Law.
     4.02. Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by Law, the Registration Statement or any other provision of this Agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement, the Registration Statement or the Trust Act, the Managing Owner shall have and may exercise on behalf of the Trust and each Fund all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust and each Fund, including the following:
          (a) To enter into, execute, deliver and maintain Contracts, and any or all other documents and instruments, and to do and perform all such things, as may be in furtherance of the purposes of the Trust or any one or more Funds or necessary or appropriate for the offer and sale of Units and the conduct of Trust or Fund activities, including entering into, executing, delivering and maintaining Contracts with third parties for:
          (i) Commodity and Fixed Income Securities brokerage services, as well as administrative services necessary to the prudent operation of the Trust or any Fund;
          (ii) Commodity trading advisory services relating to the purchase and sale of all Commodities positions on behalf of Funds, if not performed by the Managing Owner or Affiliate(s) of the Managing Owner; and
          (iii) Fixed Income Securities advisory services relating to the purchase and sale of Fixed Income Securities on behalf of the Funds, if not performed by the Managing Owner or Affiliate(s) of the Managing Owner.
          (b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust or any Fund with appropriate banking and savings institutions, and execute and/or accept any instrument or Contract incidental to the Trust’s or any Fund’s business and in furtherance of its purposes, any such instrument or Contract so executed or accepted by the Managing Owner in the Managing Owner’s name shall be deemed executed and accepted on behalf of the Trust or the applicable Fund by the Managing Owner;
          (c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Agreement;
          (d) To pay or authorize the payment of distributions to the Owners and expenses of the Trust and the Funds;

          (e) To invest or direct the investment of funds of the Trust and/or any Fund and prohibit any transactions contemplated hereunder which may constitute prohibited transactions under ERISA or the Code;
          (f) To make any elections on behalf of the Trust and/or any Fund under the Code, or any other applicable federal or state tax Law as the Managing Owner shall determine to be in the best interests of the Trust and/or any Fund;
          (g) To redeem mandatorily any Limited Owner in accordance with Section 7.03;
          (h) To admit Affiliate(s) of the Managing Owner as additional Managing Owners, subject to the approval of a majority of the Limited Owners;
          (i) To override any trading instructions: (i) that the Managing Owner, in its sole discretion, determines in good faith to be in violation of any trading policy or limitation of the Trust or any Fund; or (ii) as and to the extent necessary, to fund distributions, redemptions (including special redemptions), or to pay the expenses of any Fund. For the avoidance of doubt, the Managing Owner’s right to override trading instructions shall not limit the Managing Owner’s right to make trading decisions with respect to Commodities or Fixed Income Securities at any time.
     4.03. Obligations of the Managing Owner. In addition to the obligations expressly imposed upon the Managing Owner by the Trust Act, the Registration Statement or elsewhere in this Agreement, the Managing Owner shall:
          (a) Devote such of its time to the business and affairs of the Trust and each Fund as it shall, in its good faith discretion, determine to be necessary to conduct the business and affairs of the Trust and each Fund for the benefit of the Trust, each Fund and the Limited Owners;
          (b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and each Fund and for the conduct of their respective business in all appropriate jurisdictions;
          (c) Retain independent public accountants to audit the accounts of each Fund;
          (d) Employ attorneys to represent the Trust and/or each Fund;
          (e) Use its best efforts to maintain the status of the Trust as a “statutory trust” for state Law purposes and the status of each Fund as a partnership that is not a publicly traded partnership for Federal income tax purposes;
          (f) Monitor the trading policies and limitations of each Fund, such that the trading policies of each Fund conform to the description of such Fund in the Registration Statement under the heading “FUNDS,” and the activities of each Fund in carrying out those policies in compliance with the Registration Statement;

          (g) Monitor the brokerage fees charged to each Fund, and the services rendered by Commodity Brokers to each Fund, to determine whether the fees paid by, and the services rendered to, each Fund for futures and fixed income brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for each Fund;
          (h) Subject to Section 4.10, have fiduciary responsibility for the safekeeping and use of the Trust Estate of each Fund, whether or not in the Managing Owner’s immediate possession or control, and not to employ or permit others to employ funds or assets of any Fund (including any interest earned thereon) except as and to the extent permitted by the NASAA Guidelines for the benefit of each Fund, including, among other things, with respect to the utilization of any portion of the Trust Estate as a compensating balance for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and/or each Fund and in resolving conflicts of interest. Neither the Trust nor any Fund shall permit any Limited Owner to contract away the fiduciary duty owed to the Limited Owners by the Managing Owner under this Agreement or the Trust Act, but the duties and liabilities of any Covered Person may be expanded or restricted by the provisions of this Agreement.
          (i) Admit substitute Limited Owners in accordance with this Agreement;
          (j) Refuse to recognize attempted Transfers or assignments of Units not made in accordance with Article V;
          (k) Maintain (i) with respect to each Fund, a current list in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Units owned by, each Limited Owner, and (ii) the other documents related to the Trust and the Funds described in Section 9.06, in each case at the Trust’s principal place of business. Each such list shall be printed on white paper in clearly legible print and shall be updated quarterly. Upon request by a Limited Owner or its representative, and payment by the Limited Owner of the cost of reproduction and mailing (if applicable), the Managing Owner will make available a copy of such list for the applicable Fund during normal business hours for inspection or furnish a copy of such list, as requested, to the Limited Owner or its representative within ten (10) Business Days of the request therefor, for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the applicable Fund, including matters relating to a Limited Owner’s voting rights hereunder or the exercise of a Limited Owner’s rights under federal proxy law; provided, however, that the Limited Owner requesting such list shall give written assurance that the list will not be used for any commercial purpose. Limited Owners and their representatives shall be permitted access to review all other records of the Trust, and each Fund in which they own Units, upon reasonable written notice, at any time during the business hours of the Trust.
          (l) Not itself receive, or permit any of its Affiliates to receive, rebates, or engage in or permit any of its Affiliates to any reciprocal business arrangements which would circumvent the foregoing prohibition;

          (m) Not effect any transactions in Commodity Contracts with any futures commission merchant that is directly or indirectly an Affiliate of the Managing Owner, unless such transactions are effected at competitive rates;
          (n) Maintain compliance with the applicable registration requirements under the CE Act;
          (o) Establish minimum income and Net Worth suitability standards for Subscribers based on the NASAA Guidelines and applicable state Laws, as set forth in the Registration Statement;
          (p) Maintain a net worth in excess of the minimum net worth requirements under the NASAA Guidelines, and not take or voluntarily permit to be taken any affirmative action to reduce its net worth below any regulatorily-required amounts;
          (q) Not file any document with a public authority in Canada in accordance with the securities legislation of Canada or of any province in order to permit the distribution of interests in the Trust to a resident of Canada for purposes of the Income Tax Act (Canada); and
          (r) Not direct any promotion of investments in any of the Funds in the Trust principally at a person that the Managing Owner knows, or ought to know after reasonable inquiry, is at that time resident in Canada for purposes of the Income Tax Act (Canada).
     4.04. General Prohibitions. Neither the Trust nor any Fund shall:
          (a) Borrow money from or loan money to any Owner or other Person, in each case other than with respect to (i) the deposit on margin with respect to the initiation and maintenance of Commodities positions of any Fund, (ii) in the case of the Accelerated Core Funds, incurring leverage, as and to the extent described in the Registration Statement or (iii) obtaining lines of credit for the trading of forward contracts; provided, however, neither the Trust nor any Fund shall incur any indebtedness on a non-recourse basis;
          (b) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a Commodity Broker to close out sufficient Commodities positions of a Fund so as to restore the Fund’s account to proper margin status in the event that the Fund fails to meet a Margin Call; (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established; (iii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar Laws or under unemployment insurance; (iv) deposits or pledges to secure Contracts (other than Contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (v) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles; or (vi) liens arising under ERISA;

          (c) Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder;
          (d) Directly or indirectly pay or award any finder’s fees, commissions or other compensation to any Persons engaged by a potential Limited Owner for investment advice as an inducement to such advisor to advise the potential Limited Owner to purchase Limited Units in the Trust, except for payments to properly registered broker-dealers and other properly licensed sales Persons of customary sales commissions and fees paid in connection with the sale of Limited Units;
          (e) Engage in Pyramiding of its Commodities positions;
          (f) Enter into any Contract with the Managing Owner or any Affiliate thereof (except for Contracts related to the sale of Units) (i) which has a term of more than one year and which cannot be canceled by the Trust or the applicable Fund without penalty on not more than sixty (60) days’ prior written notice or (ii) for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;
          (g) Permit churning of its Commodity or Fixed Income Securities trading account(s) for the purpose of generating excess brokerage commissions;
          (h) Enter into any exclusive brokerage Contract;
          (i) Operate the Trust in any manner so as to contravene section 3804 of the Trust Act;
          (j) Cause the Trust or any Fund to elect to be treated as an association taxable as a corporation for Federal income tax purposes;
          (k) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;
          (l) Pay brokerage commissions that exceed amounts permitted under the NASAA Guidelines, NASD, Inc. rules and regulations, or applicable state Laws;
          (m) Not file any document with a public authority in Canada in accordance with the securities legislation of Canada or of any province in order to permit the distribution of interests in the Trust to a resident of Canada for purposes of the Income Tax Act (Canada); or
          (n) Not direct any promotion of investments in any of the Funds in the Trust principally at a person that the Managing Owner knows, or ought to know after reasonable inquiry, is at that time resident in Canada for purposes of the Income Tax Act (Canada).

     4.05. Liability of Covered Persons. No Covered Person shall have any liability to the Trust, any Fund, any Owner or any other Covered Person for any loss suffered by the Trust or any Fund which arises out of any action or inaction of such Covered Person if (i) such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the applicable Fund, and (ii) such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any return of capital or profits pursuant to this Agreement shall be made solely from the assets of the Trust or the applicable Fund, as the case may be, without any rights of contribution from the Managing Owner or any other Covered Person.
     4.06. Indemnification of the Managing Owner.
          (a) To the maximum extent permitted by applicable Law, each Fund shall indemnify and hold harmless the Managing Owner (x) in full against any liability or loss suffered by the Managing Owner in connection with the Managing Owner’s activities in respect of such Fund and (y) for such Fund’s pro rata share as Extraordinary Fees and Expenses of any liability or loss suffered by the Managing Owner in connection with the Managing Owner’s activities in respect of the Trust, if all of the following conditions are satisfied (i) the Managing Owner was acting on behalf of or performing services for the Trust or the applicable Fund and in good faith determined that such course of conduct was in the best interests of the Trust or the applicable Fund and such liability or loss was not the result of negligence, misconduct or a breach of this Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate of the applicable Fund.
          (b) Notwithstanding the provisions of Section 4.06(a), the Managing Owner and any Person acting as broker-dealer for the Trust or any Fund shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities Laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities Law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.
          (c) In the case of Section 4.06(b), the court of law considering the request for indemnification shall have been advised of the position of the SEC and the position of any state securities regulatory authority where the Units were offered or sold, with respect to the issue of indemnification for violations of securities Laws; provided, that the court need only be advised and consider the positions of the securities regulatory authorities of those states in which the party seeking indemnification claims it was offered or sold Units.
          (d) Neither the Trust nor any Fund shall incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

          (e) Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Managing Owner shall be paid by each Fund (as specified in accordance with Section 4.06(a)) in advance of the final disposition of such action, suit or proceeding, only if (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Managing Owner on behalf of the Trust or such Fund, as applicable; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds together with interest thereon at the applicable legal rate of interest to the applicable Fund in cases in which it is not entitled to indemnification under this Section 4.06.
          (f) The term “Managing Owner” as used in this Section 4.06 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust or the applicable Fund and acting within the scope of the Managing Owner’s authority as set forth in this Agreement.
          (g) In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Owner’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.
          (h) Any amounts payable pursuant to this Section shall be treated as Extraordinary Fees and Expenses for purposes of Section 4.07 with respect to payment and allocation of liabilities and other amounts, as appropriate, among the applicable Funds.
     4.07. Expenses.
          (a) Organization and Offering Expenses.
          (i) Organization and Offering Expenses related to the Trust will be paid by the Managing Owner or one or more Affiliates thereof, and recovered by the Managing Owner solely as part of the Management and Operating Fee.
          (ii) Organization and Offering Expenses related to a Fund will be paid by the Managing Owner or one or more Affiliates thereof, and recovered by the Managing Owner solely as part of the Management and Operating Fee.
          (iii) For purposes of this Agreement, “Organization and Offering Expenses” mean those expenses relating to the Trust or the Funds incurred in connection with their formation, the qualification and registration of the Units and in offering, distributing and processing Units under applicable federal and state Law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust and the Funds or the initial and continuous offering of the Units, including expenses such as: (A) initial and ongoing registration fees, filing fees, escrow fees and taxes; (B) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the prospectus, whether incurred prior to or during the Initial Offering Period and the Continuous Offering Period; (C) the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units during the Initial Offering Period and the Continuous Offering Period, whether incurred prior to or during the Initial Offering Period and the Continuous Offering Period; (D) travel, telegraph, telephone and other expenses incurred in connection with the offering and issuance of the Units, whether incurred prior to or during the Initial Offering Period and the Continuous Offering Period; (E) accounting, auditing and legal fees (including disbursements related thereto), incurred in connection therewith, whether incurred prior to or during the Initial Offering Period and the Continuous Offering Period; and (F) any extraordinary expenses related thereto including legal claims and liabilities and litigation costs and any permitted indemnification associated therewith.
          (b) Extraordinary Fees and Expenses.
          (i) Each Fund shall pay, whether to the Managing Owner, one or more of its Affiliates or to the appropriate third party, (A) all Extraordinary Fees and Expenses of such Fund and (B) its pro rata share (based on the Net Asset Value of each Fund, as of the Valuation Point on the date on which the Extraordinary Fees and Expenses are paid) of all Extraordinary Fees and Expenses of the Trust.
          (ii) “Extraordinary Fees and Expenses” mean fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs and any permitted indemnification payments related thereto, and include material expenses which are not currently anticipated obligations of the Trust or a Fund, such as the payment of partnership taxes or governmental fees associated with payment of such taxes; provided, that Extraordinary Fees and Expenses will not include (A) routine operational, administrative and other ordinary expenses of the Trust or a Fund or (B) fees and expenses imposed on a Fund or the Trust due to the status of a particular Limited Owner (which shall be paid by such Limited Owner, not by the Managing Owner or the Trust or any Fund).
          (c) Fees and Expenses Payable by Limited Owners. If the Managing Owner or any Affiliate thereof pays any fee or expense for which a Limited Owner is responsible (including a fee or expense described in Sections 4.06(g), 4.07(d), 4.07(e), 4.07(f), 4.08(b), 5.03(f)(i), 5.03(i) and/or 6.06(b)), the Managing Owner or its Affiliate shall be entitled to be reimbursed for such fee or expense by the applicable Limited Owner or through a proportional redemption of such Limited Owner’s Units, with the Managing Owner being reimbursed through the proceeds therefrom.
          (d) Subscription Fee. In accordance with Section 3.04(e)(vii), the applicable Fund will pay the applicable Selling Agent the Subscription Fee on behalf of the applicable Limited Owner. No Subscription Fees shall be paid on Units sold to the Managing Owner or any of its members, principals or Affiliates.

          (e) Trailing Fees. In accordance with Section 3.04(e)(viii), the applicable Fund will pay the applicable Selling Agent the Trailing Fees on behalf of the applicable Limited Owner. No Trailing Fees shall be paid on Units sold to the Managing Owner or any of its members, principals or Affiliates.
          (f) Fees Payable to Administrator. Each Fund will pay, on behalf of and from the account of each Limited Owner, applicable transaction fees, account maintenance fees, and other fees assessed by the Administrator pursuant to the terms of an Administration Agreement and the Registration Statement, each as may be amended from time to time. All other fees payable to the Administrator by a Trust or any Fund shall be included in the Management and Operating Fee.
          (g) Limitations on Reimbursement. Notwithstanding anything to the contrary in paragraphs (a) through (f) of this Section 4.07, (i) the Managing Owner and/or its Affiliate shall only be entitled to receive reimbursement for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Limited Owner, the Trust and/or the applicable Fund for which payment the Limited Owner, the Trust or such Fund is responsible and (ii) neither the Managing Owner nor any of its Affiliates shall be entitled to receive reimbursement for indirect expenses incurred in performing services for the Trust or such Fund, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner’s or such Affiliate’s “overhead.”
          (h) Allocation of Income and Expenses. The Managing Owner shall have full discretion, to the extent not inconsistent with GAAP, applicable Law, this Agreement or any applicable Registration Statement, to determine which items shall be treated as income and which items as capital, and each such determination and allocation if made in good faith shall be conclusive and binding upon the Owners. Subject to the foregoing provisions of this Section 4.07, the Managing Owner shall allocate general liabilities, expenses, costs, charges or reserves among the Funds in proportion to their respective Net Asset Values as of the times the Managing Owner deems fair and equitable, and each such allocation by the Managing Owner if made in good faith shall be conclusive and binding upon the Owners.
     4.08. Fees Payable to the Managing Owner.
          (a) Management and Operating Fee.
          (i) Each Fund shall pay the Managing Owner a management and operating fee (the “Management and Operating Fee”) in an amount equal to 3.0% per annum of the Notional Net Asset Value of such Fund. The Management and Operating Fee shall be calculated on a daily basis as of the Valuation Point and paid monthly. The Management and Operating Fee is not subject to a cap. The Managing Owner may, in its sole discretion, pay all or any portion of the Management and Operating Fee to introducing brokers.
          (ii) The Management and Operating Fee payable by each Fund will cover:

          (A) The management fee payable to the Managing Owner;
          (B) All expenses related to the organization and offering of Units (both during the Initial Offering Period and the Continuous Offering Period), including legal and accounting fees and expenses associated with the organization and offering of Units, but not including subscription fees and trailing fees;
          (C) All fees payable to the Custodian;
          (D) All fees payable to the Administrator (except for fees which each individual Limited Owner is responsible for paying);
          (E) All brokerage and futures commission merchant commissions and transaction fees (including, but not limited to, delivery, insurance, storage, and other charges incidental to trading, clearinghouse, NFA, exchange, give-up fees (if any), pit brokerage and other transactional related fees); provided, that brokerage commissions shall not exceed the limits imposed under the NASAA Guidelines;
          (F) All routine on-going operational, administrative and other ordinary expenses, including, but not limited to, computer services, fees and expenses of the Trust and Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs;
          (G) A license fee to Brookshire for the non-exclusive use of the indices and other licensed intellectual property; and
          (H) Certain expenses of the Managing Owner and any Affiliates retained by it incurred on behalf of the Trust and the Fund
     ; provided, that for the avoidance of doubt, the Managing and Operating Fee does not include any Extraordinary Fees and Expenses.
          (iii) The Managing Owner may in its sole discretion and without notice to any Limited Owner, waive all or a part of the Management and Operating Fee by rebate or otherwise, with respect to Units of any Limited Owner in any Fund, including with respect to Limited Owners who are employees and Affiliates of the Managing Owner.
          (iv) For purposes of calculating the Management and Operating Fee, the Net Asset Value and Notional Net Asset Value of a Fund will be determined before reduction for any Management and Operating Fees accrued or Extraordinary Fees and

Expenses accrued as of such month-end, and before giving effect to any distributions or redemptions accrued during or as of such month-end.
          (b) Redemption Fee. In the event that Units are redeemed within a 90-day period beginning on the effective date of issuance of such Units (in the case of Units purchased during the Initial Offering Period, within 90 days following commencement of trading in the applicable Fund), a redemption fee equal to 2% of the Net Asset Value attributable to such Units (a “Redemption Fee”) shall be deducted from the Limited Owner’s redemption proceeds, as described in Section 7.01(b), and paid to the Managing Owner as an early redemption fee. For avoidance of doubt, the Redemption Fee is the liability of the redeeming Limited Owner, and not the applicable Fund. The Managing Owner may, in its sole discretion, waive such Redemption Fee, in whole or in part.
     4.09. Valuation of Trust Property.
          (a) On each Business Day, as soon as is reasonably practicable following the Valuation Point, the Managing Owner shall determine the Net Asset Value and Notional Net Asset Value of each Fund and the Trust and the Per Unit Net Asset Value as of the Valuation Point.
          (b) For purposes of determining the assets in the Trust Estate of each Fund,
          (i) The assets of each Fund shall include any unrealized profit or loss on open Commodities positions, and any other credit or debit accruing to a Fund but unpaid or not received by such Fund;
          (ii) All open Commodity Contracts traded on United States exchanges shall be calculated at their then current market value, which shall be based upon the settlement price for the particular Commodity Contract traded on the applicable United States exchange at the Valuation Point; provided, that if a Commodity Contract traded on a United States exchange could not be liquidated on the Valuation Point, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the last previous day on which the position could be liquidated shall be the basis for determining the market value of such position for the Valuation Point;
          (iii) The current market value of all open Commodity Contracts traded on non-United States exchanges shall be based upon the liquidating value for that particular Commodity Contract traded on the applicable non-United States exchange on the Valuation Point; provided, that if a Commodity Contract traded on a non-United States exchange could not be liquidated on the Valuation Point, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the last previous day on which the position could be liquidated shall be the basis for determining the market value of such position for the Valuation Point;
          (iv) The current market value of all open forward contracts entered into by a Fund shall be the mean between the last bid and last asked prices quoted by the bank, dealer or financial institution which is a party to the contract as of the Valuation

Point; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the last previous day on which such quotations are available shall be the basis for determining the market value of such forward contract as of the Valuation Point; and
          (v) Interest earned on a Fund’s commodity brokerage account shall be accrued at least monthly.
          (vi) Notwithstanding the foregoing, the Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.
          (c) For purposes of determining the liabilities of each Fund, the Managing Owner shall subtract all accrued expenses and other liabilities of each Fund, as of the Valuation Point. For the sake of clarity, any fees or expenses for which a particular Owner is liable under Sections 4.06(g), 4.07(d), 4.07(e), 4.07(f), 4.08(b), 5.03(f)(i), 5.03(i) and/or 6.06(b) shall not be included in the calculation of a Fund’s liabilities pursuant to this Section 4.09(c).
     4.10. Fiduciary Duty.
          (a) To the extent that, at law or in equity, the Managing Owner or any officer, director, employee, or agent thereof or any Affiliate of the Managing Owner (collectively, the “Covered Persons”) has duties (including fiduciary duties) and liabilities relating thereto to the Trust, any Fund, the Owners or any other Person, the Managing Owner acting under this Agreement shall not be liable to the Trust, any Fund, the Owners or any other Person for its good faith reliance on the provisions of this Agreement in compliance with the standard of care set forth in Section 4.05. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Managing Owner otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Managing Owner.
          (b) Unless otherwise expressly provided herein:
          (i) Whenever a conflict of interest exists or arises between the Managing Owner or any of its Affiliates, on the one hand, and the Trust, any Fund, the Owners or any other Person, on the other hand; or
          (ii) Whenever this Agreement or any other agreement contemplated herein provides that the Managing Owner shall act in a manner that is, or provides terms that are, fair and equitable to the Trust, any Fund, the Owners or any other Person, the Managing Owner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner shall not constitute a breach of this Agreement or any other Contract contemplated herein or of any duty or obligation of the Managing Owner or the Covered Person at law or in equity or otherwise.
          (c) Notwithstanding any other provision of this Agreement or applicable Law, whenever in this Agreement the Managing Owner or Covered Person is permitted or required to make a decision:
          (i) In its “discretion” or under a grant of similar authority, the Managing Owner shall be entitled to consider such interests and factors as it desires, including its own interests, and, to the fullest extent permitted by applicable Law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, any Fund, the Owners or any other Person; or
          (ii) In its “good faith” or under another express standard, the Managing Owner shall act under such express standard and shall not be subject to any other or different standard.
          (d) The Managing Owner and its Covered Persons may engage in or possess an interest in other profit seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust or any Fund, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Managing Owner or any of its Covered Persons. If the Managing Owner acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust or any Fund, it shall have no duty to communicate or offer such opportunity to the Trust or any Fund, and neither the Managing Owner nor any Covered Person shall be liable to the Trust, any Fund, the Owners or any other Person for breach of any fiduciary or other duty by reason of the fact that the Managing Owner or the Covered Person pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust or any Fund. Neither the Trust, any Fund, the Owners or any other Person shall have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust or any Fund, shall not be deemed to be wrongful or improper. Except to the extent expressly provided herein, the Managing Owner and any Covered Person may engage or be interested in any financial or other transaction with the Trust, any Fund, the Owners or any other Person.
     4.11. Other Business of Owners. Except as otherwise specifically provided herein, any Owner and any shareholder, officer, director, employee or other Person holding a legal or beneficial interest in an Owner, may engage in or possess an interest in other business ventures of any nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust and/or any Fund, shall not be deemed wrongful or improper.
     4.12. Voluntary Withdrawal and Removal of the Managing Owner.
          (a) Voluntary Withdrawal. The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust and/or a Fund only upon 120 days’ prior written notice to all applicable Limited Owners and the Trustee. If the withdrawing Managing Owner is the last remaining Managing Owner of the Trust, Limited Owners holding Units representing at least a majority of the Net Asset Value of each Fund (excluding Units held by the Managing Owner and its Affiliates) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. If the withdrawing Managing Owner is the last remaining Managing Owner of a Fund, Limited Owners holding Units representing at least a majority of the Net Asset Value of such Fund (excluding Units held by the Managing Owner and its Affiliates) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of such Fund. If the Managing Owner withdraws as Managing Owner and the Limited Owners or remaining Managing Owner(s) elect to continue the Trust or Fund, as the case may be, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal.
          (b) Removal. The Managing Owner may be removed, with respect to a Fund, upon sixty (60) days’ prior written notice by Limited Owners holding Units representing at least a majority of the Net Asset Value of such Fund (excluding Units held by the Managing Owner and its Affiliates). The Managing Owner may be removed, with respect to the Trust, on reasonable prior written notice by Limited Owners holding Units representing at least a majority of the Net Asset Value of each Fund (excluding Units held by the Managing Owner and its Affiliates). In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Units at the Net Asset Value of the applicable Fund(s) on the next Redemption Date following the date of removal or withdrawal.
     4.13. Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s and/or any Fund’s interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust’s and/or the applicable Fund’s, as the case may be, assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Agreement) of the Managing Owner.
     4.14. Prevention or Delay in Performance by the Managing Owner. No Covered Person shall incur any liability to any Owner if, by reason of any provision of any present or future Law or governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control, such Covered Person is prevented or forbidden from, or would be subject to any civil or criminal penalty on account of, or is delayed in, doing or performing any act or thing that, by the terms of this Agreement, it is provided shall be done or performed, and, accordingly, the Covered Person does not do that thing or does that thing at a later time than would otherwise be required. No Covered Person will incur any liability to any Owner by reason of any non-performance or delay in the performance of any act or thing that, by the terms of this Agreement, it is provided may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.

ARTICLE V
TRANSFERS OF INTERESTS
     5.01. General Prohibition.
          (a) A Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber, any or all of his Units or any part of his right, title and interest in the capital or profits of any Fund, whether or not for value (collectively, “Transfer”) except as expressly permitted in this Article V. Any Transfer in violation of this Article V shall be null and void ab initio and shall not be binding upon or recognized by the Managing Owner, the Trust or any Fund (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.
          (b) The parties hereby agree that the restrictions set forth in this Article V are necessary and desirable in order to (i) maintain each Fund’s tax classification as a partnership, (ii) avoid having any Fund classified as a publicly traded partnership, (iii) prevent the ownership by Benefit Plan Investors of 25% or more of the value of the Trust and/or any Fund, (iv) avoid having Limited Owners who are residents of Canada for purposes of the Income Tax Act (Canada), (v) avoid having more than 25% of the fair market value of the total investments in all of the Funds being owned by persons and partnerships that are “affiliated” with the Administrator if such Administrator is a corporation or trust resident in Canada, or a Canadian partnership, all within the meaning of the Income Tax Act (Canada) and/or (vi) avoid adverse legal consequences to the Trust and/or any Fund.
     5.02. Repurchase of Managing Owner’s General Units.
          (a) Upon an Event of Withdrawal (as defined in Section 13.01), the Managing Owner’s General Units in each Fund shall be purchased by such Fund for a purchase price in cash equal to the Net Asset Value thereof as of the Valuation Point on the day on which the Event of Withdrawal occurs. The Managing Owner shall not cease to be a Managing Owner of the Trust and/or the applicable Fund merely upon its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.
          (b) To the maximum extent permitted by Law, nothing in this Agreement shall be deemed to prevent or require the consent of any Owner with respect to the merger of the Managing Owner with another Person, the reorganization of the Managing Owner into or with any other Person, the transfer of all the capital interest of the Managing Owner or the assumption of the Units, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation by operation of law.
          (c) For the avoidance of doubt, the assignment of all of the Managing Owner’s Units shall not result in or cause the Managing Owner to cease to be the Managing

Owner of the Trust or any Fund, or to cease to have the power to exercise any rights or powers as the Managing Owner, or to cease to have liability for the obligations of the Trust or any Fund under Section 1.09, until an additional Managing Owner, who shall carry on the business of the Trust and/or the applicable Fund(s), has been admitted to the Trust and/or the applicable Fund(s) as Managing Owner.
     5.03. Transfer of Limited Units.
          (a) Definitions. For purposes of this Agreement, (i) a “Substituted Limited Owner” means a Person who has been admitted to a Fund as a Limited Owner in such Fund with all of the rights and powers of a Limited Owner in such Fund as a result of a Transfer of Units in such Fund by the previous Limited Owner in accordance with this Section 5.03; and (ii) a “Permitted Assignee” means a Person to whom a Limited Owner has assigned his Limited Units with the consent of the Managing Owner in accordance with this Section 5.03, but who has not become a Substituted Limited Owner.
          (b) Prohibitions on Transfers and Assignments. No Transfer or assignment of any Unit may be made which would result in any of the following:
          (i) The Limited Owners and the Permitted Assignees in the applicable Fund owning, directly or indirectly, individually or in the aggregate, 50% or more of the stock or capital or profits interests both (A) of such Fund and (B) of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code; provided, that if any such Transfer or assignment would otherwise be made by bequest, inheritance or operation of Law, the Unit(s) so Transferred or assigned shall be deemed sold by the transferor or assignor to the applicable Fund immediately prior to such Transfer or assignment (with such sale price being paid within ninety (90) days after the date of the Transfer or assignment);
          (ii) In any particular twelve (12) consecutive month period, any Transfer or assignment of Units which would result in increasing the aggregate total of Units previously assigned and/or transferred in said period to 49% or more of the total interest in a Fund’s capital and profits, as determined by the Managing Owner (the “49% Limitation”); provided, that the 49% Limitation shall not apply to a Transfer (A) by gift, bequest or inheritance or (B) to the Trust or the applicable Fund, and provided, further, that if, after the 49% Limitation is reached in any consecutive 12 month period, a Transfer or assignment would otherwise take place by operation of law (other than a Transfer or assignment described in the preceding proviso) and such a Transfer or assignment would cause a violation of the 49% Limitation, then said Unit(s) shall be deemed to have been sold by the Transferor or the assignor to the applicable Fund immediately prior to such Transfer or assignment for a price equal to the Net Asset Value of the applicable Fund on the date of such Transfer or assignment (with such sale price being paid within ninety (90) days after the date of the Transfer or assignment);
          (iii) A violation of (A) this Agreement or the Trust Act, (B) any of the standards imposed by the Managing Owner, the Trust and/or the applicable Fund for the purchase of new Units (as set forth in Section 3.04(e)), (C) applicable Federal securities and state “Blue Sky” laws or (D) the rules of any other applicable governmental authority;
          (iv) the Transferee being a resident of Canada for purposes of the Income Tax Act (Canada); or
          (v) the Transfer resulting in more than 25% of the fair market value of the total investments in all of the Funds being owned by persons and partnerships that are “affiliated” with the Administrator if such Administrator is a corporation or trust resident in Canada, or a Canadian partnership, all within the meaning of the Income Tax Act (Canada).
          (c) Requirements for Recognition of Transfers and Assignments. Subject to the prohibitions on Transfers and assignments under Section 5.03(b), a Limited Owner shall have the right to Transfer or assign all or any of his Limited Units to any Person or assignee subject to compliance with the following:
          (i) The written consent of the Managing Owner to such Transfer or assignment shall have been obtained;
          (ii) A duly executed and acknowledged written instrument of Transfer or assignment (using the form prescribed by the Managing Owner) shall have been filed with the Trust and/or the applicable Fund setting forth the intention of the Transferor or assignor that the transferee or assignee become a Substituted Limited Owner or Permitted Assignee in his place;
          (iii) The transferring/assigning Limited Owner and the transferee/assignee shall have executed and acknowledged and/or delivered such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, of a counterpart to this Agreement by a Power of Attorney in the form set forth in the Subscription Agreement; and
          (iv) Upon the request of the Managing Owner, an opinion of the Trust’s or the applicable Fund’s independent legal counsel shall have been obtained to the effect that (1) the Transfer/assignment will not jeopardize any Fund’s tax classification as a partnership or otherwise be in contravention of any of the restrictions set forth in Section 5.01(b) or 5.03(b) and (2) the Transfer/assignment does not violate this Agreement or the Trust Act;
provided, that the condition set forth in clause (i) shall not apply if the Transferee or assignee is (A) an ancestor or descendant of the applicable Limited Owner, (B) the personal representative or heir of a deceased Limited Owner, (C) the trustee of a trust whose beneficiary is the Limited Owner or another person to whom a transfer could otherwise be made or (D) the shareholders, partners, or beneficiaries of a corporation, limited liability company, partnership or trust upon its termination or liquidation, then the “effective date” of an assignment of a Unit in the Trust shall be the first Business Day immediately following the Business Day on which the written instrument of assignment is received by the Managing Owner.
          (d) Substituted Limited Owners. Subject to satisfaction of all of the conditions provided in Section 5.03(b) and 5.03(c), the Managing Owner shall admit a Person as a Substituted Limited Owner in the applicable Fund by making an entry on the books and records of such Fund reflecting such admission. Such Permitted Assignee shall be deemed to be a Limited Owner as of and following such time as such admission is reflected on the books and records of the applicable Fund. No consent or action of any other Limited Owner shall be required for a Permitted Assignee to become a Substituted Limited Owner.
          (e) Permitted Assignees. Subject to satisfaction of all of the conditions provided in Section 5.03(b) and 5.03(c), the Managing Owner shall admit a Person as a Permitted Assignee with respect to the applicable Fund by making an entry on the books and records of such Fund reflecting the status of such Person as a Permitted Assignee. A Permitted Assignee shall have no right to vote, to obtain any information on or account of any Fund’s transactions or to inspect the Trust’s or Fund’s books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Section 5.03(d), to the extent of the Limited Units assigned. Except as expressly stated above or elsewhere in this Agreement, where the context requires, references to a Limited Owner shall include a Permitted Assignee.
          (f) General Provisions.
          (i) A Limited Owner shall bear all extraordinary costs (including attorneys’ and accountants’ fees), if any, related to any Transfer or assignment of his Limited Units.
          (ii) Any Person admitted to any Fund as a Substituted Limited Owner or Permitted Assignee shall be subject to all of the provisions of this Agreement as if an original signatory hereto.
          (iii) A Substitute Limited Owner or Permitted Assignee shall be entitled to receive distributions from the applicable Fund by reason of such Transfer or assignment from and after the effective date of the Transfer or assignment, which effective date shall be the second Business Day after all of the conditions to such Transfer or assignment have been satisfied.
          (iv) The Managing Owner shall incur no liability to any Person for any action or inaction by it in connection with the provisions of this Article V, provided it has acted in good faith.
          (v) Notwithstanding anything to the contrary herein, the Trust, each applicable Fund and the Managing Owner shall be entitled to treat a Transferring or assigning Limited Owner as the absolute owner of the applicable Units in all respects, and shall incur no liability for distributions made in good faith to such Limited Owner, until such time as all conditions to a Transfer or assignment have been satisfied.

          (g) The Managing Owner, in its sole discretion, may cause each Fund to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local Law, or any similar provision enacted in lieu thereof.
          (h) The Managing Owner, in its sole discretion, may cause each Fund to make, refrain from making, or once having made, to revoke the election by a qualified fund under Section 988(c)(1)(E)(iii)(V) of the Code and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.
          (i) Each Limited Owner hereby agrees to indemnify and hold harmless the Trust and each other Owner against any and all losses, damages, liabilities or expense (including tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any Transfer or assignment or purported Transfer or assignment by such Limited Owner in violation of any provision contained in this Section 5.03.
ARTICLE VI
DISTRIBUTION AND ALLOCATIONS
     6.01. Capital Accounts. A separate capital account shall be established and maintained for each Owner on the books of the Fund in which the Owner owns Units (such account sometimes hereinafter referred to as a “book capital account”). The initial balance of each Owner’s book capital account with respect to any Fund shall be the amount of his initial Capital Contribution to that Fund. Such book capital account balance shall be increased by the amount of all additional Capital Contributions made to the Fund with respect to the Fund Units, and shall be further adjusted as provided in Section 6.02.
     6.02. Book Capital Account Allocations. As of the close of business (as determined by the Managing Owner) on each Business Day during each Fiscal Year of the Trust, the following determinations and allocations shall be made:
          (a) First, any increase or decrease in the Net Asset Value of a Fund as of such date, as compared to the next previous determination of Net Asset Value of a Fund, shall be credited or charged to the book capital accounts of the Owners of such Fund in the ratio that the balance of each Owner’s book capital account bears to the balance of all Owners’ book capital accounts.
          (b) The amount of any distribution to be made to an Owner and any amount to be paid to an Owner upon redemption of his Units shall be charged to that Owner’s book capital account as of the applicable record date and Redemption Date, respectively.
     6.03. Allocation of Profit and Loss for United States Federal Income Tax Purposes. As of the end of each Fiscal Year, the recognized profit and loss of a Fund shall be allocated among the Owners of that Fund (and among Classes of a Fund as appropriate) pursuant to the following subparagraphs for Federal income tax purposes. Except as otherwise provided herein, such allocations of profit and loss shall be pro rata from Disposition Gain (or Disposition Loss) and Profits (or Losses).

          (a) First, the Profits or Losses of the Fund shall be allocated to the Owners in accordance with the book capital allocations of such items pursuant to Section 6.02.
          (b) Next, Disposition Gain or Disposition Loss from the Fund’s trading activities for each Fiscal Year of the Trust shall be allocated among the Owners as follows:
          (i) There shall be established a tax capital account with respect to each Owner’s Units in a Fund. The initial balance of each tax capital account shall be the amount paid by the Owner to the Fund for the Units. Tax capital accounts shall be adjusted as of the end of each Fiscal Year as follows: (A) Each tax capital account shall be increased by the amount of all Capital Contributions made to the Fund with respect to the Fund Units during that Fiscal Year and by the amount of income (Profits or Disposition Gain) which shall have been allocated to the Owner pursuant to Section 6.03(a) above and Sections 6.03(b)(ii), 6.03(b)(iii) and 6.03(b)(iv) below; (B) Each tax capital account shall be decreased by the amount of expense or loss (Losses or Disposition Losses) which shall have been allocated to the Owner pursuant to Section 6.03(a) above and Sections 6.03(b)(v), 6.03(b)(vi) and 6.03(b)(vii) below and by the amount of any distribution which shall have been received by the Owner with respect to the Units (other than in full redemption of Units); and (C) If an Owner’s Units are fully redeemed, the tax capital account with respect to such Units shall be eliminated on the Redemption Date after final allocations thereto.
          (ii) Disposition Gain shall be allocated first to each Owner, if any, who redeemed or exchanged all or a portion of his, her or its Units up to the amount of the excess, if any, of the amount such Owner received in respect of the redeemed Units or the value of the Units received in the exchange over the portion of the balance of such Owner’s tax capital account attributable to such redeemed or exchanged Units (the “Gain Disparity”); provided, however, that if such Disposition Gain is insufficient to cover all such allocations, it shall be allocated among such Owners in the ratio that the Gain Disparity of each such Owner bears to the sum of the Gain Disparities of all such Owners.
          (iii) Disposition Gain that remains after the allocation pursuant to Section 6.03(b)(ii) above shall be allocated first among all Owners whose book capital accounts shall be in excess of their tax capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.03(b)(iii), described in Section 6.03(b)(i)) in the ratio that each such Owner’s excess shall bear to all such Owner’s excesses.
          (iv) Disposition Gain that remains after the allocation pursuant to Section 6.03(b)(iii) shall be allocated to the Owners in the ratio that each Owner’s book capital account bears to all Owners’ book capital accounts.
          (v) Disposition Loss shall be allocated first to each Owner, if any, who redeemed or exchanged all or a portion of his, her or its Units up to the amount of the excess, if any, of the portion of the balance of such Owner’s tax capital account attributable to the redeemed or exchanged Units over the amount such Owner received in respect of the redeemed Units or the value of the Units received in the exchange (the “Loss Disparity”); provided, however, that if such Disposition Loss is insufficient to cover all such allocations, it shall be allocated among such Owners in the ratio that the Loss Disparity of each such Owner bears to the sum of the Loss Disparities of all such Owners.
          (vi) Disposition Loss that remains after the allocation pursuant to Section 6.03(b)(v) shall be allocated first among all Owners whose tax capital accounts shall be in excess of their book capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.03(b)(vi), described in Section 6.03(b)(i)) in the ratio that each such Owner’s excess shall bear to all such Owners’ excesses.
          (vii) Disposition Loss that remains after the allocation pursuant to Section 6.03(b)(vi) shall be allocated to the Owners in the ratio that each Owner’s book capital account bears to all Owners’ book capital accounts.
          (c) If any Owner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Fund income and gain shall be specially allocated to such Owner in an amount and manner sufficient to eliminate a deficit in its Adjusted Capital Account created by such adjustments, allocations, or distributions as quickly as possible. This Section 6.03(c) is intended to qualify as a “qualified income offset” within the meaning of Treasury Regulations section 1.704-1(b)(2)(ii)(d).
          (d) The tax allocations prescribed by this Section 6.03 shall be made to each holder of Units whether or not the holder is a substituted Limited Owner. For purposes of this Section 6.03, tax allocations shall be made to the Managing Owner’s Units on a Unit-equivalent basis.
          (e) The allocation of income and loss (and items thereof) for Federal income tax purposes set forth in this Section 6.03 is intended to allocate taxable income and loss among Owners generally in the ratio and to the extent that net profit and net loss shall be allocated to such Owners under Section 6.02 so as to eliminate, to the extent possible, any disparity between an Owner’s book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and (c) of the Code.
          (f) Notwithstanding anything to the contrary in this Section 6.03, to the extent any item of loss or deduction otherwise allocable to an Owner pursuant to Section 6.02(a) is in excess of such Owner’s positive Adjusted Capital Account balance (following adjustment to reflect the allocation of all other items for such period), the item of loss or deduction shall instead be allocated to the other Owners in accordance with their positive capital account balances; provided, that the allocation of any such item to such other Owners shall only be made hereunder to the extent the allocation would not result in or increase a negative balance in the Adjusted Capital Account of such other Owner.

          (g) When allocating Profits and Losses under this Section 6.03, such allocations and other special allocations pursuant to this paragraph (g) be made so as to offset any prior allocations under paragraphs (c) and (f) of this Section 6.03 to the greatest extent possible so that, after such offsetting allocations are made, each Owner’s tax capital account balance is, to the extent possible, equal to the tax capital account balance such Owner would have had if the allocations pursuant to paragraphs (c) and (f) of this Sections 6.03 were not part of the Agreement and all items were allocated pursuant to paragraphs (a) and (b) of this Section 6.03.
     6.04. Allocation of Distributions. Distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, which the Trust shall make with respect to the Units; provided, however, that the Trust shall not make any distribution that would violate the Trust Act. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Section 13.02) shall be made to the holders of record of Units in a particular Fund in the ratio in which the number of Units held of record by each of them bears to the number of Units held of record by all of the Owners of that Fund as of the record date of such distribution; provided, however, that any distribution made in respect of a Unit shall not exceed the book capital account for such Unit.
     6.05. Admissions of Owners; Transfers. For purposes of this Article VI, Owners shall be deemed admitted, and a tax and book capital account shall be established in respect of the Units acquired by such Owner or in respect of additional Units acquired by an existing Owner, as of the Business Day falling on the second Business Days after the date on which such Owner’s Subscription Agreement or Exchange Request, as the case may be, is received by 4:00 P.M. NYT, provided, the Managing Owner shall have been in receipt of such Subscription Agreement or Exchange Request for at least two Business Days, or in which the transfer of Units to such Owner is recognized, except that persons accepted as subscribers to a Fund pursuant to Section 3.04(e) shall be deemed admitted on the date determined pursuant to such Section. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Owner. Any Owner to whom Units have been Transferred or assigned shall succeed to the tax and book capital accounts attributable to the Units Transferred or assigned.
     6.06. Liability for State and Local and Other Taxes.
          (a) In the event that the Trust or any Fund shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Trust or the Fund shall be obligated to pay such taxes to such jurisdiction.
          (b) In the event that the Trust or a Fund shall be required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Owner’s allocable share of Fund income, the amount of such taxes shall be considered a loan by the particular Fund to such Owner, and such Owner shall be liable for, and shall pay to the Fund, any taxes so required to be withheld and paid over by the Fund within 10 days after the Managing Owner’s request therefor. Such Owner shall also be liable for (and the Managing Owner shall be entitled to redeem additional Units of the foreign Owner as necessary to satisfy) interest on the amount of taxes paid over by the Trust or Fund to the IRS or other taxing authority, from the date of the

Managing Owner’s request for payment to the date of payment or the redemption, as the case may be, at the rate of 2% over the prime rate charged from time to time by U.S. Bank National Association. The amount, if any, payable by the Fund to the Owner in respect of its Units so redeemed, or in respect of any other actual distribution by the Fund to such Owner, shall be reduced by any obligations owed to the Trust or Fund by the Owner, including, without limitation, the amount of any taxes required to be paid over by the Trust or Fund to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Fund from any actual distribution or redemption payment to such Owner shall be treated as an actual distribution to such Owner for all purposes of this Trust Agreement.
ARTICLE VII
REDEMPTIONS
     7.01. Redemption of Units. The Owners recognize that the profitability of each Fund depends upon long-term and uninterrupted investment of capital. It is agreed, therefore, that profits and gains of each Fund shall be automatically reinvested, and that distributions, if any, of profits and gains to Owners will be on a limited basis. Nevertheless, the Owners contemplate the possibility that one or more of the Limited Owners may elect to realize and withdraw profits, or withdraw capital through the redemption of Units prior to the dissolution of a Fund. In that regard and subject to the provisions of Section 4.02(g):
          (a) Subject to the conditions set forth in this Article VII, each Limited Owner (or any permitted assignee thereof) shall have the right to redeem a Limited Unit or portion thereof on any Business Day. Redemption requests shall be made using the Redemption Request Form (as defined below). Subject to paragraphs (d) and (f) of this Section 7.01, redemption requests on a duly completed Redemption Request Form that are received by the Administrator by 4:00 P.M. New York time on any Business Day will be effective on that date; provided, that redemption requests received by the Administrator after 4:00 P.M. New York time shall be effective on the next Business Day; and provided, further, that redemption requests not made on a duly completed Redemption Request Form shall be effective when the Administrator has received a duly completed Redemption Request Form. For all purposes, the effective redemption date (the “Redemption Date”), will be the date on which a Limited Owner’s Units are actually redeemed. Limited Owners bear the risk of any decline in Net Asset Value of the applicable Fund from the time and date notice of intent to redeem is given until the Valuation Point on the Redemption Date. The Managing Owner, in its sole and absolute discretion, may change the notice requirements related to redemptions upon written notice to a redeeming Owner.
          (b) Units will be redeemed on a “first in, first out” basis based on time of receipt of redemption requests in accordance with Section 7.01(a) at a redemption price equal to the Per Unit Net Asset Value of the applicable Fund as of the Valuation Point on the Redemption Date, less (i) any amount owing by such Limited Owner to the Managing Owner, the Trust and/or the applicable Fund pursuant to Sections 4.06(g), 4.07(d), 4.07(e), 4.07(f), 4.08(b), 5.03(f)(i), 5.03(i) and/or 6.06(b); and (ii) if redemption of a Unit shall be requested by a Permitted Assignee, all amounts which shall be owed to the Trust and/or the applicable Fund pursuant to Sections 4.06(g), 4.07(d), 4.07(e), 4.07(f), 4.08(b), 5.03(f)(i), 5.03(i) and/or 6.06(b) by the Owner of record, as well as all amounts which shall be owed by the Permitted Assignee(s) of such Units. If an Owner (or permitted assignee thereof) is permitted to redeem any or all of his Units as of a date other than a Redemption Date, such adjustments in the determination and allocation among the Owners of Disposition Gain, Disposition Loss, Profits, Losses and items of income or deduction for tax accounting purposes shall be made as are necessary or appropriate to reflect and give effect to the redemption.
          (c) Limited Owners shall be notified in writing within ten (10) Business Days following the date of receipt of redemption requests in accordance with Section 7.01(a) whether or not their Units shall be redeemed, unless settlement for the redeemed Units is made within that ten (10) Business Day period, in which case notice shall not be required. Except as provided in the remainder of this paragraph, payment in respect of a redemption will normally be made at the time of settlement; provided, that all liabilities, contingent or otherwise, of the Trust or the applicable Fund (other than liabilities to Owners on account of their Capital Contributions), shall have been paid or there remains property of the applicable Fund sufficient to pay them; and provided, further, that under extraordinary circumstances (as determined by the Managing Owner in its sole discretion), including the inability to liquidate Commodity positions as of the Redemption Date, or default or delay in payments due the applicable Fund from Commodity Brokers, banks or other Persons, or significant administrative hardship, the applicable Fund may delay payment to Limited Owners requesting redemption of Units of the proportionate part of the value of redeemed Units represented by the sums which are the subject of such default or delay, in which event payment for redemption of such Units will be made to Limited Owners as soon thereafter as is practicable.
          (d) Payment will be made by wire transfer to the redeeming Limited Owner, less applicable wire transfer fees. Alternative arrangements for payment and delivery of the redemption proceeds may be made with the Administrator at the withdrawing Limited Owner’s cost. Redemptions will be paid in the currency corresponding to the Fund being redeemed.
          (e) Except as described in paragraph (c) of this Section 7.01 or the remainder of this paragraph, all timely redemption requests in proper form will be honored and the applicable Fund’s Commodities or fixed income positions will be liquidated to the extent necessary to effect such redemptions. The Managing Owner may suspend temporarily any and all redemptions if the effect of such redemptions, either alone or in conjunction with other redemptions, would be to impair the Trust’s or the applicable Fund’s ability to operate in pursuit of its objectives (for example, if the Managing Owner believes a redemption, if allowed, would advantage one Limited Owner over another Limited Owner). The Managing Owner anticipates suspending redemptions only under extreme circumstances, such as in the event of a natural disaster, force majeure, act of war, terrorism or other event which results in the closure of financial markets. Such suspension of redemptions could last up to thirty (30) days, although the actual number of Business Days may be less.
          (f) Redemption requests of Limited Owners affiliated with the Trustee, the Managing Owner or their respective Affiliates will not receive favorable treatment over non-affiliated Limited Owners.
          (g) A Limited Owner (or any permitted assignee thereof) wishing to redeem Units must provide the Managing Owner with written notice of his intent to redeem using the Redemption Request Form, which notice shall specify the name and address of the redeeming

Limited Owner and the amount of Limited Units sought to be redeemed. The “Redemption Request Form” means a form annexed to the Subscription Agreement or another form acceptable to the Managing Owner. The Managing Owner shall be entitled to require additional supporting documentation to approve a redemption request, such as trust instruments, death certificates, appointments as executor or administrator or certificates of corporate authority.
          (h) A Limited Owner may revoke his intention to redeem at any time before the settlement date of his redemption request by written instruction to the Administrator. If a Limited Owner revokes his notice of intent to redeem and thereafter wishes to redeem, such Limited Owner will be required to again submit written notice thereof in accordance with Section 7.01(a). The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to such Limited Owner.
     7.02. Redemption of the Managing Owner. Notwithstanding any provision in this Agreement to the contrary, but subject to Section 7.01(g), for so long as it shall act as the Trust’s Managing Owner, the Managing Owner and any of its Affiliates may transfer or redeem any of the Managing Owner’s General Units or its Affiliates’ Limited Units (if any) without notice to the Limited Owners.
     7.03. Mandatory Redemptions.
          (a) As provided in Section 4.02(g), and for the reasons set forth in Section 7.03(b), the Managing Owner may require a mandatory redemption of all or any portion of the Units held by any Limited Owner without any prior notice to or consent from such Limited Owner. In the case of such a mandatory redemption, the Redemption Date shall be the close of business on the date written notice is given by the Managing Owner to the relevant Limited Owner. The Managing Owner may revoke such notice by written notice from the Managing Owner to the Limited Owner at any time prior to the date on which payment for the redeemed Units. No Redemption Fee will be payable in connection with a mandatory redemption pursuant to this Section 7.03. The redemption price of Units pursuant to this Section 7.03 shall be the price specified in Section 7.01(b), and redemptions pursuant to this Section 7.03 shall be subject to the limitations set forth in Section 7.01(c) and 7.01(d).
          (b) The Managing Owner may require a mandatory redemption of all or any portion of Units held by a Limited Owner:
          (i) In the case of any Limited Owner, whenever there has been an unauthorized Transfer or assignment of Units as determined pursuant to the provisions of Article V;
          (ii) In the case of a Limited Owner that is a Benefit Plan Investor, whenever the Managing Owner determines in its sole discretion that the redemption is necessary (A) to prevent Benefit Plan Investor ownership of the Units in the Trust and/or any Fund from equaling or exceeding 25% of the value of the Trust and/or any Fund; or (B) to avoid or prevent any transaction that would violate any Law, or any transaction that would constitute a prohibited transaction under ERISA or the Code where such transaction is not covered by a statutory, class or individual exemption from the prohibited transaction provisions of ERISA or the Code (or where the Managing Owner in its sole discretion determines not to apply for such an exemption);
          (iii) If a Limited Owner is a resident of Canada for purposes of the Income Tax Act (Canada);
          (iv) If the ownership of Units by a Limited Owner results in more than 25% of the fair market value of the total investments in all of the Funds being owned by persons and partnerships that are “affiliated” with the Administrator if such Administrator is a corporation or trust resident in Canada, or a Canadian partnership, all within the meaning of the Income Tax Act (Canada);
          (v) The Limited Owner is or becomes a Person not permitted to invest in any Fund as a result of a breach of such Limited Owner’s representations and warranties set forth in number paragraphs (11) through (15) of the Subscription Agreement; and/or
          (vi) In the case of a Limited Owner who is responsible for a fee or expense described in Section 4.07(d) and has not paid such fee or expense, to the extent necessary to pay such fee or expense or reimburse the Managing Owner or its Affiliate therefore.
     7.04. Exchange of Units.
          (a) From and after commencement of trading in a Fund, Limited Owners of such Fund may exchange, without any fee, Units in that Fund for Units of another Class of Units in such Fund or for Units in another Fund which has also commenced trading (an “Exchange”); provided, however, all Exchanges shall be made only on the last Wednesday of each month (the “Exchange Date”), unless that day or the following day is not a Business Day, in which case the Exchange Date shall be two (2) Business Days prior to the last Wednesday of that month. The Administrator must receive a duly completed Exchange Request Form from the applicable Limited Owner by 4:00 P.M. New York time on the Exchange Date. Exchanges will be calculated at the applicable Funds’ Per Unit Net Asset Value at the Valuation Point on the Exchange Date, and settlement of exchange requests will be completed at such date and time. Exchanges between Funds denominated in different currencies shall be completed using the currency exchange rate then available to the Trust from its bankers at the Valuation Point on the Exchange Date.
          (b) Each Exchange will be subject to satisfaction of the restrictions and provisions relating to redemptions that are set forth in Section 7.01 or in the applicable Registration Statement on the applicable day, as well as the requirement that the Fund being exchanged into is then offering registered Units.
          (c) A Limited Owner wishing to exchange Units pursuant to this Section 7.04 must provide the Administrator with written notice of his intent to redeem using the Exchange Request Form, which notice shall specify the name and address of the redeeming Limited Owner and the amount of Limited Units sought to be exchanged and the Fund, Class or Sub-Class into which such Units are to be exchanged. The “Exchange Request Form” means a form annexed to the Subscription Agreement or another form acceptable to the Managing Owner. The Managing Owner shall be entitled to require additional supporting documentation to approve an exchange request, such as trust instruments, death certificates, appointments as executor or administrator or certificates of corporate authority.
          (d) The Managing Owner, in its sole discretion, may reject any Exchange Request for any of the reasons for which it may reject a subscription (as specified in Section 3.04(e)(iii)). The Managing Owner, in its sole and absolute discretion, may change any of the procedural and notice requirements applicable to exchanges upon written notice to the Limited Owners.
     7.05. Special Redemption Date. If the Per Unit Net Asset Value of a Fund declines to less than fifty percent (50%) of the Per Unit Net Asset Value of such Fund as of the immediately preceding Valuation Point (a “Decline Date”), the Managing Owner shall send a notice of such decline (a “Decline Notice”) by first class mail, postage prepaid, to each Limited Owner who holds Units in such Fund within seven (7) Business Days following such Decline Date. In the Decline Notice, the Managing Owner shall declare a “Special Redemption Period” during which time Limited Owners may elect to redeem their Units in the applicable Fund, upon proper written notice to the Managing Owner as described in the Decline Notice. Such Special Redemption Period shall be within 30 Business Days following the Decline Date. No Redemption Fees shall be assessed during any Special Redemption Period.
ARTICLE VIII
LIMITED OWNERS
     8.01. No Management or Control; Limited Liability. Limited Owners shall not be entitled to participate in the management or control of the Trust’s or any Fund’s business nor shall they transact any business for the Trust or any Fund or have the power to sign for or bind the Trust or any Fund, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.03, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust or any Fund in excess of his Capital Contributions plus his share of the Trust Estate of any Fund in which such Limited Owners owns Units and profits remaining in such Fund(s), if any; provided, however, that each Limited Owner shall be responsible for payment of the fees and expenses applicable to Limited Owners that are set forth in the Registration Statement and as are expressly set forth in this Agreement. Except as expressly provided herein, all Limited Units, once issued, shall be fully paid and no assessment of any kind shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in his capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on his contribution.
     8.02. Rights and Duties. The Limited Owners shall have the following rights, powers, privileges, duties and liabilities:
          (a) Each Limited Owner shall have the right to obtain information reasonably relating to the Trust or any Fund in which such Limited Owner holds a Unit for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust and the applicable Fund, including matters relating to a Limited Owner’s voting rights hereunder or the exercise of a Limited Owner’s rights under federal proxy law, including such reports as are set forth in Article IX and such information as is set forth in Section 4.03(k). In the event that the Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the information set forth in the preceding sentence or in Section 4.03(k), the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney’s fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner’s request for such information was not reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust and the applicable Fund (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust and/or the applicable Fund). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under Federal or state Law.
          (b) Each Limited Owner shall have the right to receive from the assets of the Fund in which it holds Units the share of the distributions provided for in this Agreement in the manner and at the times provided for in this Agreement.
          (c) Except for a Limited Owner’s redemption and exchange rights set forth in Article VII or upon a mandatory redemption effected by the Managing Owner pursuant to Section 7.03, no Limited Owner shall have the right to demand and receive the return of its capital account other than upon the dissolution and winding up of the Fund in which it holds Units and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. In accordance with Section 3.10, except with respect to Fund, Class or Sub-Class differences, no Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. No Limited Owner shall have the right to bring an action for partition against the Trust or any Fund, Class or Sub-Class.
          (d) Voting Rights.
          (i) Limited Owners holding Units representing a majority in Net Asset Value of each affected Fund as of the Valuation Point on the date on which the vote is held (not including Units held by the Managing Owner and its Affiliates), with each Fund voting separately as a class, may approve amendments to this Agreement as set forth in Section 11.01.
          (ii) Limited Owners holding Units representing a majority in Net Asset Value of each affected Fund (not including Units held by the Managing Owner and its Affiliates), with each Fund voting separately as a class, may vote to continue the Trust and/or such Fund as provided in Section 13.01(b) and/or terminate such Fund as provided in Section 13.01(e).
          (iii) Limited Owners holding Units representing a majority in Net Asset Value of each affected Fund (not including Units held by the Managing Owner and its Affiliates), with each Fund voting separately as a class, may vote to (A) elect a successor Managing Owner as provided in Section 4.12, (B) approve a material change in a Fund’s basic investment policies or structure, (C) approve the termination of any Contract entered into between the Trust and/or such Fund and the Managing Owner or any Affiliate thereof for any reason, without penalty, upon sixty (60) days’ prior written notice to the Managing Owner or its Affiliate, (D) remove the Managing Owner of such Fund as provided in Section 4.12(b), upon sixty (60) days’ prior written notice to the Managing Owner, and/or (E) elect one or more additional Managing Owners.
          (e) Except as set forth above or elsewhere in this Agreement, Limited Owners shall have no voting or other rights with respect to the Trust and/or any Fund. Prior to the exercise by the Limited Owners of the rights set forth in Section 8.02(d), the Trust and/or the applicable Fund will, if practicable and deemed reasonably prudent by the Managing Owner, provide the Limited Owners with an opinion of independent legal counsel in each state where the Trust and/or such Fund may be deemed to be conducting its business with respect to whether or not such exercise would constitute such participation in the control of Trust or Fund business such as would adversely affect the Limited Owners’ limited liability under the laws of such state.
     8.03. Limitation on Liability.
          (a) Except as provided in Sections 4.06(g), 5.03(f) and 6.06, and as otherwise provided under Delaware Law, Limited Owners shall be entitled to the same limitation of personal liability as is from time to time extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Trust or any Fund in excess of his Capital Contribution to a Fund and his share of the Trust Estate and undistributed profits, except in the event that the liability is founded upon (i) misstatements or omissions contained in such Limited Owner’s Subscription Agreement delivered in connection with his purchase of Units or (ii) the fees and expenses payable by Limited Owners, as set forth in the Registration Statement and as are expressly set forth in this Agreement. In addition, subject to the exceptions set forth in the immediately preceding sentence, neither the Trust nor any applicable Fund nor the Managing Owner shall make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware Law, such Limited Owner is liable to repay such amount.
          (b) The applicable Fund shall indemnify (as an Extraordinary Fee and Expense in accordance with Section 4.07), to the maximum extent permitted by Law and this Agreement, and to the extent of the Trust Estate attributable to that Fund, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Units) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of Units of such Fund (other than for taxes for which such Limited Owner is liable under Section 6.06 or for the other fees and expenses for which Limited Owners are expressly responsible or liable under this Agreement).
          (c) Each written Contract, instrument, certificate or undertaking made or issued by the Managing Owner with respect to the Trust and/or the applicable Fund shall give notice to the effect that (i) the same was executed or made by or on behalf of the Trust and/or the applicable Fund, (ii) the obligations and liabilities arising under such Contract, instrument, certificate or undertaking are not enforceable against Limited Owners or their assets individually but are enforceable only against the assets and property of the Trust and/or the applicable Fund and (iii) no resort shall be had to Limited Owners or their assets for satisfaction of any obligation or claim thereunder. Appropriate references in each written Contract, instrument, certificate or undertaking may be made to this Agreement and may contain such additional protective provisions as the Managing Owner deems appropriate, but the omission thereof shall not operate to make such written Contract, instrument, certificate or undertaking enforceable against the Limited Owners or their assets individually or otherwise invalidate such Contract, instrument, certificate or undertaking. Nothing contained in this Section 8.03 shall diminish the limitation on the liability of each Fund set forth in Sections 3.06 and 3.07.
ARTICLE IX
BOOKS OF ACCOUNT AND REPORTS
     9.01. Books of Account. Proper books of account for the Trust and each Fund shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust’s and/or each Fund’s business as are required by the CE Act and the regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of any Fund, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Trust and each Fund shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.
     9.02. Annual Reports and Quarterly Statements. Each Limited Owner shall be furnished as of the end of each calendar quarter and as of the end of each Fiscal Year with any reports or information which the Managing Owner, in its sole discretion, determines to be necessary or appropriate and/or required under applicable Law, including the CE Act and the regulations promulgated thereunder, and within the time period and in the manner required under applicable Law, including the CE Act and the regulations promulgated thereunder. Notwithstanding the foregoing, the Managing Owner intends to seek relief from the CFTC from the requirement that certified audited financial statements for the Fiscal Year 2007 be prepared and delivered by the Trust and the Funds.
     9.03. Tax Information. Appropriate tax information of a Fund (adequate to enable each Limited Owner to complete and file his Federal tax return) shall be delivered to each Limited Owner with respect to such Fund as soon as practicable following the end of each Fiscal Year but generally no later than March 15.
     9.04. Calculation of Net Asset Value and National Net Asset Value of a Fund. The Managing Owner will calculate the Net Asset Value and Notional Net Asset Value of each Fund each Business Day. The Managing Owner will make available to a Limited Owner the Net Asset Value and Notional Net Asset Value and the Per Unit Net Asset Value for each Fund upon request and as and in the manner required under applicable Law, including the CE Act and the regulations promulgated thereunder.
     9.05. Other Reports. The Managing Owner shall send such other reports and information, if any, to the Limited Owners as it may deem necessary or appropriate in its sole discretion or as may be required under applicable Law, including the CE Act and the regulations promulgated thereunder. The Managing Owner shall notify each Limited Owner of (a) any change of Trustee or the Managing Owner, and (b) any other material change affecting the fees, compensation or type of expense reimbursements to the Trustee, the Managing Owner or any other Person. Notification for occurrences described in clause (b) shall be sent to Limited Owners within seven (7) Business Days of such occurrence. Included in such notification shall be a description of (i) any material effect such changes may have on Limited Owners’ Units, and (ii) Limited Owners’ voting rights set forth in Section 8.02(d) and redemption rights set forth in Section 7.01. The Managing Owner shall submit to federal and state authorities all reports and information required to be filed with them, including, as applicable, the monthly, annual and other reports and information described in Section 9.02 and this Section 9.05.
     9.06. Maintenance of Records. The Managing Owner shall maintain (a) for a period of at least eight (8) Fiscal Years or such longer period as may be required by applicable Law, including the CE Act and the regulations issued thereunder, (i) all books of account required by Section 9.01; (ii) a list of the names and last known address of, and number of Units owned by, all Owners; (iii) a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; (iv) copies of each Fund’s Federal, state and local income tax returns and reports, if any; and (v) a record of the information obtained to indicate that an investment in Units is suitable and appropriate for each Subscriber, as set forth in the Registration Statement, and (b) for a period of at least six (6) Fiscal Years or such longer period as may be required by applicable Law, including the CE Act and the regulations issued thereunder, copies of any written trust agreements, Subscription Agreements and financial statements of the Trust and each Fund.
     9.07. Certificate of Trust. Except as otherwise provided in the Trust Act or this Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State to each Limited Owner; provided, that the Managing Owner shall maintain such Certificates at the principal office of the Trust and that such Certificates shall be available for inspection and copying by the Limited Owners in accordance with this Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on inter-series liability under Section 3804 of the Trust Act.
ARTICLE X
FISCAL YEAR
     10.01. Fiscal Year. The fiscal year of the Trust and each Fund (“Fiscal Year”) shall begin on January 1st of each year and end on the 31st day of December of each year. The first Fiscal Year commenced on August 17, 2006, and ended on the 31st day of December, 2006.

ARTICLE XI
AMENDMENT OF TRUST AGREEMENT; MEETINGS
     11.01. Amendments to this Agreement.
          (a) Amendments to this Agreement may be proposed by the Managing Owner or by Limited Owners holding Units equal to at least 10% of the Net Asset Value of each Fund (excluding Units held by the Managing Owner and its Affiliates), unless the proposed amendment affects only a certain Fund, in which case such amendment may be proposed by the Managing Owner or Limited Owners holding Units equal to at least 10% of the Net Asset Value of such Fund (excluding Units held by the Managing Owner and its Affiliates). The Managing Owner shall promptly seek an opinion of independent legal counsel as to whether the amendment would (i) be legal, valid and binding and (ii) as set forth in Section 8.02(e), adversely affect the limitation on liability of Limited Owners set forth in Section 8.03 or elsewhere in this Agreement. Within 15 days following such proposal (or in the case of an amendment proposed by Limited Owners, receipt thereof by the Managing Owner), the Managing Owner shall submit to the Limited Owners of each affected Fund (i) a copy of any proposed amendment, (ii) a statement as to the legality of such amendment, the effect of such amendment on the limitation on liability of Limited Owners and any other relevant information with respect to such proposed amendment that the Managing Owner may deem necessary and/or appropriate in its sole discretion, (iii) the Managing Owner’s recommendation(s) as to the proposed amendment and (iv) if obtainable within such period, a summary of the opinion of counsel described in the preceding sentence. The amendment shall become effective only upon (i) the written approval or affirmative vote of Limited Owners holding Units representing at least a majority of the Net Asset Value of each Fund (excluding Units held by the Managing Owner and its Affiliates) or, if the proposed amendment affects only a certain Fund, of Limited Owners holding Units representing at least a majority of the Net Asset Value of such Fund (excluding Units held by the Managing Owner and its Affiliates); provided, that if this Agreement or applicable Law requires a higher percentage of Limited Owners to approve or authorize an action, then such action shall be approved or authorized only if the minimum number of Limited Owners required under this Agreement or applicable Law is obtained and (ii) receipt by the Trust or the applicable Fund, as the case may be, of an opinion of independent legal counsel to the effect that the amendment is legal, valid and binding and, as set forth in Section 8.02(e), will not adversely affect the limitations on liability of the Limited Owners described in Section 8.03. Notwithstanding anything to the contrary in this Agreement, except as otherwise provided below, reduction of the capital account of any Limited Owner or modification of the percentage of Profits, Losses or distributions to which a Limited Owner is entitled hereunder (except in each case in respect of fees and expenses for which the Trust, the applicable Fund or such Limited Owner is responsible) shall not be affected by amendment to this Agreement without such assignee’s approval.
          (b) Notwithstanding anything to the contrary in Section 11.01(a), the Managing Owner may, without the approval of any or all Limited Owners, make such amendments to this Agreement as (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Registration Statement, or to make any other provision with respect to matters or questions arising under this Agreement or the Registration Statement which will not be inconsistent with the provisions of the Agreement or the Registration Statement, or (iii) the Managing Owner deems necessary or advisable in its sole discretion; provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.01; (C) except as otherwise provided in Section 11.01(c), does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; (D) does not adversely affect the limitation on liability of the Limited Owners described in Article VIII and elsewhere in this Agreement; or (D) does not adversely affect the status of each Fund as a partnership for Federal income tax purposes.
          (c) Notwithstanding anything to the contrary in Sections 11.01(a) and (b), the Managing Owner may, without the approval of any or all Limited Owners, amend the provisions of Article VI relating to the allocations of Profits, Losses, Disposition Gain, Disposition Loss and distributions among the Owners if the Trust is advised at any time by the Trust’s accountants or legal counsel that the allocations provided in Article VI are unlikely to be respected for Federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code, other developments in the Law, or for any other reason. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Trust or a Fund and the Limited Owners, and no such new allocation shall give rise to any claim or cause of action by any Limited Owner.
          (d) Upon amendment of this Agreement, the Certificate of Trust shall also be amended, if required by the Trust Act, to reflect such change.
          (e) No amendment shall be made to this Agreement without the consent of the Trustee if such amendment would adversely affect any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.02(d). The Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee. A copy of any amendment made to this Agreement shall be promptly provided to the Trustee by the Managing Owner.
          (f) No provision of this Agreement may be amended, waived or otherwise modified orally; all amendments, waivers and modifications shall be effective only if made by a written instrument adopted in accordance with Section 8.02(d) and this Section 11.01.
          (g) Notwithstanding anything contained in this Agreement to the contrary, no amendment or change may be made to this Agreement, any material contract relating to the Funds or any matter relating to the management or administration of the Funds which, in the opinion of the counsel to the Funds, may jeopardize or adversely affect in any manner whatsoever, the limited liability of the Limited Owners of the Funds and no Limited Owner of the Funds shall be permitted to effect, consent to or approve, in any manner whatsoever, such amendment or change, whether or not such amendment or change is required by law or the policies of applicable securities regulatory authorities in effect from time to time.
     11.02. Meetings of the Trust and Funds. Meetings of the Owners of the Trust or any Fund thereof may be called by the Managing Owner and will be called by the Managing Owner, for any matters for which the Limited Owners may vote as set forth in this Agreement, upon the written request of Limited Owners holding Units not less than 10% of the Net Asset Value of the Trust or the applicable Fund (excluding Units held by the Managing Owner and its Affiliates). Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mail, within fifteen (15) days of its determination to hold a meeting of the Owners of the Trust or a Fund or after receipt of said request, as applicable, written notice to all Owners of the Trust or the applicable Fund of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of action(s) proposed to be taken at the meeting and an opinion of independent legal counsel as to the effect of such proposed action on the limitations on liability of the Limited Owners as described in Section 8.03. Owners may vote in person or by proxy at any such meeting.
     11.03. Action Without a Meeting. Any action required or permitted to be taken by Owners with respect to the Trust or a Fund by vote may be taken without a meeting by written consent setting forth the actions so taken if such consents are executed by the minimum number of Owners necessary to approve such action under this Agreement or under applicable Law. Such written consents shall be treated for all purposes as votes at a meeting.
     11.04. Solicitation of Votes or Consents. If the vote or consent of any Owner to any action of the Trust or any Fund is solicited by the Managing Owner, the solicitation shall be effected by notice to each Owner given in the manner provided in Section 15.04. The vote or consent of each Owner so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Owner, unless the Owner expresses written objection to the vote or consent by notice given in the manner provided in Section 15.04 and actually received by the Trust within 20 days after the notice of solicitation is effected.
     11.05. Reliance on Votes or Consents. The Managing Owner and all Persons dealing with the Trust and each Fund shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Article XI and shall be fully indemnified by the Trust and/or the applicable Fund in so doing (with such indemnification treated as Extraordinary Fees and Expenses for purposes of Section 4.07). Any action taken or omitted in reliance on any such deemed vote or consent of one or more Owners shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Owners in any manner other than as expressly provided in Section 15.04.

ARTICLE XII
TERM
     12.01. Term. The term for which the Trust and each Fund is to exist shall commence on the date of the filing of the Certificate of Trust, and shall expire on August 1, 2050, unless sooner terminated pursuant to the provisions of Article XIII or as otherwise provided by law.
ARTICLE XIII
TERMINATION
     13.01. Events Requiring Dissolution of the Trust. The Trust shall dissolve at any time upon the happening of any of the following events:
          (a) The expiration of the Trust term as provided in Article XII;
          (b) The (x) filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of ninety (90) days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an “Event of Withdrawal”) unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner agrees to carry on the business of the Trust and the Funds or (ii) within ninety (90) days of such Event of Withdrawal all the remaining Owners agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Owners to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (b)(ii) above, within 120 days of such Event of Withdrawal, Limited Owners holding Units representing at least a majority of the Net Asset Value of each Fund (not including Units held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust and each Fund by forming a new statutory trust (the “Reconstituted Trust”) on the same terms and provisions as set forth in this Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust and each Fund). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust;
          (c) The occurrence of any event which would make unlawful the continued existence of the Trust;
          (d) The failure to sell the Subscription Minimums for all Funds during the Initial Offering Period;
          (e) The suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator under the CE Act, as amended, or its membership as a commodity pool operator with the NFA, unless at the time there is at least one remaining Managing Owner whose registration or membership as a commodity pool operator has not been suspended, revoked or terminated;

          (f) The Trust becomes insolvent or bankrupt;
          (g) Limited Owners of each Fund holding Units representing at least a majority of the Net Asset Value of each Fund (excluding Units held by the Managing Owner or any Affiliate thereof) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) days prior to the effective date of such termination; or
          (h) Determination by the Managing Owner that the Funds’ aggregate net assets in relation to the operating expenses of the Funds make it unreasonable or imprudent to continue the business of the Trust.
     13.02. Events Requiring Dissolution of a Fund. A Fund shall dissolve at any time upon the happening of any of the following events:
          (a) The Trust shall have been dissolved pursuant to Section 13.01;
          (b) The occurrence of any event which would make unlawful the continued existence of such Fund;
          (c) The failure to sell the Subscription Minimum for such Fund during the Initial Offering Period;
          (d) Such Fund becomes insolvent or bankrupt;
          (e) Limited Owners holding Units representing at least a majority of the Net Asset Value of such Fund (excluding Units held by the Managing Owner or any Affiliate thereof) vote to dissolve such Fund, notice of which is sent to the Managing Owner not less than ninety (90) days prior to the effective date of such Fund’s termination; or
          (f) Determination by the Managing Owner that such Fund’s aggregate net assets in relation to the operating expenses of such Fund makes it unreasonable or imprudent to continue the business of such Fund.
     13.03. No Termination Upon Events Related to Limited Owner. The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust or a Fund) shall not result in the termination of the Trust or a Fund, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner’s Units except as provided in Article VII. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he hereby directs the legal representative of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Fund in which they own Units and any right to an audit or examination of the books of the Fund in which they own Units, except for such rights as are set forth in Article IX relating to the books of account and reports of the applicable Fund.

     13.04. Distributions on Dissolution.
          (a) Upon the dissolution of the Trust or any Fund, the Managing Owner (or in the event there is no Managing Owner, such Person as the Limited Owners holding Units equal to at least 10% of the Net Asset Value of the Trust or the affected Fund, as the case may be, may approve (the “Liquidating Trustee”) shall take full charge of the Trust’s or the applicable Fund’s assets and liabilities. The Liquidating Trustee shall promptly notify the Trustee of its appointment. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Agreement with respect to the Trust or the affected Fund, as the case may be, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers; provided, that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust or any Fund.
          (b) Thereafter, the business and affairs of the Trust or the any dissolved Fund, as the case may be, shall be wound up and all of its assets shall be liquidated as promptly as is consistent with obtaining fair value therefor, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Owners who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Fund (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Owners, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Owner to the Fund, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Owners pursuant to Article VI. After the distribution of all remaining assets of the Fund, the Managing Owner will contribute to the Fund an amount equal to the lesser of (i) the deficit balance, if any, in its book capital account, and (ii) the excess of 1.01% of the total Capital Contributions of the Limited Owners over the capital previously contributed by the Managing Owner. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Fund to its creditors, and the balance, if any, shall be distributed to those Owners in the Fund whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.
          (c) Dissolution of the Trust shall be treated as the separate dissolution of each of the Funds then existing according to the procedure set forth in Section 13.04(b).
     13.05. Termination; Certificate of Cancellation. Following dissolution and distribution of the assets of all Funds, the Trust shall terminate and Managing Owner or Liquidating Trustee, as the case may be, shall execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Trust Act. Evidence of such filing shall promptly be provided to the Trustee by the Managing Owner or Liquidating Trustee, as the case may be. Notwithstanding anything to the contrary in this Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XIV
POWER OF ATTORNEY
     14.01. Power of Attorney. Each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Subscription Agreement, or in such other form as may be prescribed by the Managing Owner. Each Limited Owner, by its deemed execution and delivery hereof (pursuant to such Power of Attorney), irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and each Fund in the execution, acknowledgment, filing and publishing of Trust and Fund documents, including the following:
          (a) Any certificates and other instruments, including applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate or necessary in its sole discretion to qualify or continue the Trust as a statutory trust in the jurisdictions in which the Trust or a Fund may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Agreement or any amendment hereto, or which may be required to be filed by the Trust, a Fund or the Owners under the Laws of any jurisdiction;
          (b) Any instrument which may be required to be filed by the Trust or a Fund under the Laws of any state or by any governmental agency, or which the Managing Owner deems advisable or necessary in its sole discretion to file; and
          (c) This Agreement and any documents which may be required or appropriate to effect an amendment to this Agreement approved under the terms of the Agreement or a continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or Substituted Limited Owners, or the termination of the Trust, provided in each case such continuation, admission or termination is in accordance with the terms of this Agreement.
     14.02. Effect of Power of Attorney. The Power of Attorney granted by each Limited Owner to the Managing Owner as part of the Subscription Agreement or in such other form as may be prescribed by the Managing Owner:
          (a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;
          (b) May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and
          (c) Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Units; except that where the assignee thereof has been become a Substituted Limited Owner in accordance with Section 5.03, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the

Managing Owner to execute, acknowledge and file any instrument necessary to effect such Transfer. Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.
     14.03. Limitation on Power of Attorney. The Power of Attorney granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Agreement. In the event of any conflict between this Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Agreement shall control.
ARTICLE XV
MISCELLANEOUS
     15.01. Governing Law. This Agreement and the validity and construction of this Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that the parties hereto intend that the provisions of this Agreement shall control over any contrary or limiting statutory or common Law of the State of Delaware (other than the Trust Act) and that, to the maximum extent permitted by applicable Law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Owners or this Agreement any provision of the Laws (statutory or common) of the State of Delaware (other than the Trust Act) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof, including: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

     15.02. Provisions In Conflict With Law or Regulations.
          (a) The provisions of this Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Trust Act or other applicable Federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Agreement, even without any amendment to this Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.
          (b) If any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.
     15.03. Construction. In this Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Agreement.
     15.04. Notices. All notices or communications under this Agreement (other than requests for redemption of Units, notices of assignment, transfer, pledge or encumbrance of Units, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Units shall be effective upon timely receipt by the Managing Owner or the Administrator (as specified in the Registration Statement) in writing and at the time specified under this Agreement.
     15.05. Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.
     15.06. Binding Nature of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of each Owner. For purposes of determining the rights of any Owner or assignee hereunder, each Fund, the Trust and the Managing Owner may rely upon the Fund/Trust records as to who are Owners and Permitted Assignees, and all Owners and Permitted Assignees agree that each Fund, the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

     15.07. No Legal Title to Trust Estate. No Owner shall have legal title to any part of the Trust Estate.
     15.08. Creditors. No creditor of any Owner shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.
     15.09. Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Agreement as of the day and year first above written.
CSC TRUST COMPANY OF DELAWARE,
as Trustee

By:
Name: Shawn P. Wilson
Title: Vice President
BROOKSHIRE RAW MATERIALS
MANAGEMENT, LLC,
As Managing Owner

By:
Name: John Marshall
Title:

EXHIBIT A-1
CERTIFICATE OF TRUST
BROOKSHIRE RAW MATERIALS (U.S.) TRUST
This Certificate of Trust is filed in accordance with the provisions of the Trust Act (12 Del. C. Section 3801 et seq.) and sets forth the following:
     FIRST: The name of the trust is “BROOKSHIRE RAW MATERIALS (U.S.) TRUST” (the “Trust”).
     SECOND: The name and the business address of the Delaware trustee is CSC TRUST COMPANY OF DELAWARE, 2711 Centerville Road, Suite 210, Wilmington, Delaware, 19808.
     THIRD: Pursuant to Section 3806(b)(2) of the Trust Act, the Trust shall issue one or more series of beneficial interests having the rights, powers and duties as set forth in the Declaration of Trust and Agreement of the Trust dated August 17, 2006, as amended and restated on July ___, 2007, as the same may be amended from time to time (each a “Fund”).
     FOURTH: Notice of Limitation of Liability of each Fund: Pursuant to Section 3804 of the Trust Act, there shall be a limitation on liability of each particular Fund such that the debts, liabilities, claims, obligations and expenses incurred, contracted for or otherwise existing with respect to, in connection with or arising under a particular Fund shall be enforceable against the assets of that Fund only, and not against the assets of the Trust generally or the assets of any other Fund.
CSC TRUST COMPANY OF DELAWARE,
as Trustee

By:	/s/

Name:	Shawn P. Wilson
Title:	Vice President